                                                  **   CERTAIN CONFIDENTIAL
                                                  MATERIAL CONTAINED IN THIS
                                                  DOCUMENT HAS BEEN OMITTED AND
                                                  FILED SEPARATELY WITH THE
                                                  SECURITIES AND EXCHANGE
                                                  COMMISSION PURSUANT TO RULE
                                                  406 OF THE SECURITIES ACT OF
                                                  1933, AS AMENDED.

                                                                  EXHIBIT 10.11

                          NETCENTER SERVICES AGREEMENT

                                  COVER SHEET

IMPORTANT NOTICE: THIS NETCENTER SERVICES AGREEMENT INCLUDING EXHIBITS HERETO ("AGREEMENT"), OF WHICH THIS PAGE IS A COVER SHEET ("COVER SHEET"), SETS FORTH THE TERMS AND CONDITIONS FOR PARTICIPANT'S INCLUSION IN NETSCAPE'S NETCENTER.

Description of Service: A web-based email service that provides end users with the permanence, privacy, and accessibility of a web-based email account. The primary service will be a free (advertising supported) web-based email service. The Service will also offer end users with an array of premium web-based email services and advanced features set forth in Exhibit D hereof.

Participant Brand Service: Net@ddress - a web-based email service offered by Participant at URL: http://www.netaddress.com

Territory: North America (US and Canada and Mexico)

Local Language: U.S. English, French Canadian and Spanish

Service Period: 2 years, beginning on the earlier of (i) the Launch Date or
(ii) June 1, 1998.

Addresses for Notice:

Participant:                                      Netscape:
USA.NET, Inc.                                     Netscape Communications Corporation
1155 Kelly Johnson Boulevard, Suite 400           501 East Middlefield Road, MS: MV-002
Colorado Springs, CO  80920                       Mountain View, CA  94043
Fax:  (719) 265-2923                              Fax: (650) 528-4123
Attn:  Geoffrey Lind                              Attn: General Counsel

PARTICIPANT:

USA.NET, Inc.                                     NETSCAPE COMMUNICATIONS CORPORATION
 a Delaware corporation                           a Delaware corporation

Signature: /s/ GEOFFREY E. LIND                   Signature: /s/ MIKE HOMER
          -------------------------------                   -----------------------------------

Name: Geoffrey E. Lind                            Name: Mike Homer
     ------------------------------------              ----------------------------------------

Title: COO                                        Title:  EVP of Website Division
      -----------------------------------               ---------------------------------------

Date:  April 17, 1998                             Date:   4/17/98
     ------------------------------------              ----------------------------------------

Attached Exhibits:

Exhibit A:        End User Registration
Exhibit B:        Payment Terms
Exhibit C:        Copy of Mutual Confidential Disclosure Agreement
Exhibit D:        Premium Services and Advanced Features
Exhibit E:        Best-Of-Breed Service
Exhibit F:        Netscape Advertising Guidelines
Exhibit G:        IBD Agreement


                                      1.

                               SERVICES AGREEMENT

This Agreement entered into by and between Netscape Communications Corporation ("Netscape") and the entity ("Participant") identified on the Cover Sheet is effective as of this _____ day of _________, 1998 (the "Effective Date").

In consideration of the mutual covenants contained herein, the parties agree as follows:

1.       DEFINITIONS

"ADVANCED FEATURES" means components of the Service that provide value in excess of the Basic Features to the end user and are offered at no charge to the end user under this Agreement. The initial Advanced Features are set forth in Exhibit D, and Best of Breed expectations for Advanced Features are set forth in Exhibit E.

"BASIC FEATURES" means components of the Service that provide value to the end user and are offered at no charge to the end user under this Agreement. The initial Basic Features shall mean the features offered by Participant Brand Service as of the Effective Date.

"BEST-OF-BREED SERVICE" means the Service having the criteria set forth in Exhibit E hereto, as amended by mutual written agreement from time to time.

"CONFIDENTIAL INFORMATION" means information deemed to be confidential in accordance with the terms of the Mutual Confidential Disclosure Agreement attached hereto as Exhibit C.

"CONTENT PROVIDER" means a company, which is participating in the Service by providing to such Service content and/or a link to a content-related site.

"END USER INFORMATION" means the end user information as defined in Exhibit A.

"LAUNCH DATE" means the date on which Phase 1 of the Service as set forth in Exhibit D is fully functional and accessible to end users.

"LOCAL LANGUAGE" means the languages specified on the Cover Sheet.

"MILESTONES" means the targets mutually agreed to by the parties as set forth in Section 6.1.

"NETCENTER" means that area of Netscape's Web Site, which offers online business services and shopping opportunities to end users.

"NETCENTER LOGOUT" means the process by which a user completely logs out of Netcenter. Netscape reserves the right to change the functionality of Netcenter Logout from time to time as outlined in Exhibit A.

"NETCENTER LOGOUT PAGE" means the page served when a user chooses to log out of Netcenter; the content and functionality of such page will be determined by Netscape.

"NETCENTER REGISTRATION" means the portion of the registration that is maintained, hosted, and controlled by Netcenter and applies to multiple services across Netcenter. Netcenter Registration includes the assignment of a username, password, and the collection of core Netcenter user profile data which may include: First name, Last name, Address, City, State, Country, Zip Code. Since a Netcenter user's username will also be user's email address, Netcenter Registration will assign all email addresses as well.

"NETSCAPE'S WEB SITE" means the collection of Local Language HTML documents targeted at end users in the Territory and currently accessible by the public via the Internet at the URL http://home.netscape.com and/or at such



                                       2.

other URL or locations as Netscape may designate. For purposes of this Agreement, Netscape's Web Site does not include any future technologies or future uses of existing technologies which might embody a collection of documents (other than HTML documents) on the Internet.

"NON AFFILIATED PREMIUM SERVICES" means the premium services offered in the Service by partners of Netscape's Netcenter other than Participant. These services are typically offered elsewhere on the Netcenter site and are not exclusively targeted toward users of the Service.

"PARTICIPANT BRAND SERVICE" means Participant's web-based email service specified on the Cover Sheet.

"PARTICIPANT'S CONTENT" means Content Provider listings and other information, materials and/or services supplied by, managed by or under the control of Participant.

"PARTICIPANT'S WEB SITE" means Participant's primary Local Language web site and which is accessible by the public via the Internet at the URL http://www.netaddress.com. Participant's Web Site shall not mean any other web site.

"PAYMENT" means the amounts specified in Exhibit B.

"PREMIUM SERVICES" means value added services targeted toward users of the Service requiring payment of fees therefor. Fees may be monthly service fees, packaged bundled fees, or direct fees for service used. The initial Premium Services are set forth in Exhibit D, and Netscape and Participant shall have the right to amend the Premium Services from time to time by mutual written agreement.

"SERVICE" means the service described on the Cover Sheet, the operation of which is the subject of this Agreement.

"SERVICE AD INVENTORY" means the electronic advertising inventory within the Service and any other advertising inventory which Participant will manage as described in this Agreement.

"SERVICE FRONT PAGE" means the page on the Internet, which is the initial point of entry for an end user accessing the Service.

"SERVICE LOGOUT" means the process by which a user ends user's session within the Service. The functionality of the Service Logout will be specified by Netscape in accordance with Netcenter Registration guidelines which may change from time to time as described in Exhibit A upon thirty (30) days notice to Participant.

"SERVICE LOGOUT PAGE" means the page on the Internet a user is served when user ends user's session within the Service. Ending a Service session does not automatically log a user out of Netcenter. Netcenter will maintain control of the Netcenter Logout process and Netcenter Logout Page described above.

"SERVICE PERIOD" means that period of time beginning on the Launch Date and ending upon the expiration or termination of this Agreement.

"SERVICE REGISTRATION" means the portion of registration that is specific to the Service, which collects information pertaining to the Service. The functionality and design of the Service Registration will be determined mutually by Netscape and Participant provided that such functionality and design complies with Netcenter service registration guidelines as described in Exhibit A. Service Registration cannot include data collected in the general Netcenter Registration as defined above.

"SPONSORSHIPS" means fees paid for the right to have a listing or some form of exposure incorporated into the Service.

"TERM" means the period of time beginning on the Effective Date and ending on the last day of the Service Period.


                                       3.

"TERRITORY" means the target geographic area listed on the Cover Sheet.

2.       SERVICE OVERVIEW

         2.1 THE SERVICE. Netscape shall include Netcenter as part of Netscape's Web Site. The Service will be included within Netcenter. The Service shall be offered in the Local Language and targeted toward end users in the Territory. The Service shall be Best-of-Breed Service, modeled after, yet differentiated from, Participant Brand Service, in accordance with applicable then current Netscape guidelines therefor. Netscape may revise such guidelines therefor and the means whereby end users may access the Service, provided that the prominence of the Service within Netcenter may not be materially reduced. Netscape and Participant shall mutually agree upon the time frame for implementing such changes, which time frame shall be no less than 30 days (unless otherwise agreed by the parties). The Service shall be targeted at users in North America who desire a free web-based email account on their own (without a need to share) or a secondary email account for users to handle their personal emails. During the Term, provided the Service substantially conforms to the Best-of-Breed Service requirements, Netscape will not launch a third party web-based email service, which is substantially similar to the Service, targeted to customers located in the Territory in the Local Language on Netscape's Web Site.

         2.2 SERVICE FRONT PAGE. Netscape shall host the Service Front Page, unless otherwise agreed by the parties.

         2.3 SERVICE PAGES. The Service will: (i) be produced and managed by Participant; (ii) have a "Netscape.com" domain name (or such other domain name as Netscape may determine); and (iii) reside solely on Participant's servers. All access to the Service shall be deemed to be via Netscape's Web Site, and therefore shall be Netscape traffic. Every page of the Service shall be co-branded by Netscape and Participant, and such co-branding shall appear above the fold. Every page of the Service shall include navigational and branding elements, which shall appear above the fold and offer end users navigational controls within Netcenter. Netscape will determine, subject to Participant's prior approval (which shall not be unreasonably withheld), the design/user interface, promotions and links in all of the pages of Service, provided that
(i) all pages are consistent with the Netcenter look and feel; (ii) all pages integrate key aspects of Netcenter navigation and functionality; (iii) branding on all pages in the Service is consistent with the Netcenter branding scheme; and (iv) all pages provide links to Netcenter including but not limited to a Netcenter footer. Trailers (or successors thereto) at the bottom of outbound, forwarded, POP3, and IMAP messages will also have a link to the Service, including the full name of the Service. Any additional content for trailers (or successors thereto) shall be mutually determined by Netscape and Participant.

         2.4 PROPRIETARY RIGHTS.

             2.4.1 Participant hereby grants Netscape a non-exclusive, royalty free and fully paid up limited license under Participant's patents, trademarks, copyrights, and trade secrets, whether presently owned or hereafter acquired, to make, use, offer for sale, and sell products and services solely in connection with the Service during the Term. All rights not expressly granted to Netscape hereunder are reserved by Participant. Participant will grant Netscape a non-exclusive, perpetual license after the end of the term to any intellectual property in work product independently developed by Participant for the Service at a price to be mutually determined in good faith. Netscape acknowledges and agrees that the foregoing license grant conveys no ownership interest and that, except for the license grant, Participant retains all right, title and interest in its patents, trademarks, copyrights and trade secrets.

             2.4.2 Netscape hereby grants Participant a non-exclusive, royalty free and fully paid up limited license under Netscape's patents, copyrights, and trade secrets, whether presently owned or hereafter acquired, to make, use, offer for sale, and sell products and services solely in connection with the Service during the Term. All rights not expressly granted to Participant hereunder are reserved by Netscape. Participant acknowledges and



                                       4.

agrees that the foregoing license grant conveys no ownership interest and that, except for the license grant, Netscape retains all right, title and interest in its patents, copyrights and trade secrets.

             2.4.3 Participant shall not independently use the Service name without Netscape's prior written consent unless such use occurs in connection with Participant's advertising, sales and promotional efforts on behalf of the Service. If the Service name includes a co-branding component that is not generic or descriptive, Participant may not use the Service name with the Netscape name expunged, provided that nothing in this Section is intended to prevent Participant from using its name or any of its corporate identifiers.

             2.4.4 Any intellectual property in work product resulting from co-development efforts under this Agreement shall be owned by Netscape subject to a fully paid up, royalty free, perpetual license to Participant to make, use, offer for sale and sell products and services that incorporate such intellectual property, provided that Participant shall not make, use, offer for sale or sell any products incorporating such intellectual property for a period of 18 months after the termination or expiration of the Agreement (the "Prohibition"), and such license shall survive termination of this Agreement. For the purposes of this Agreement, "co-development" shall consist of (a) work, even if performed solely by Participant, that primarily involves integration of features and functionality with Netcenter functions and resources (such as the member directory), unless such work consists of conforming to a published Netscape API or specification; or (b) all other work where employees of each party meet the statutory requirements under U.S. patent and copyright law (35 U.S.C. ss.16 and 17 U.S.C. ss.101 and ss.201, respectively) to be deemed co-inventors or co-authors (including any work product consisting of conforming to published Netscape APIs or specifications). Participant hereby assigns to Netscape any and all of its rights, title and interests in any co-developed work, and shall promptly deliver to Netscape all such co-developed work, including but not limited to source code and all available documentation therefor, in a form and manner to be specified by Netscape. Participant shall cooperate with Netscape at Netscape's expense in perfecting any such rights, including executing any necessary documentation.

             2.4.5 Neither party shall have the right to sublicense any of the other party's intellectual property, except that each party may sublicense any intellectual property in work product that has been co-developed subject to
Section 2.4.4 and further provided that Participant complies with the Prohibition in Section 2.4.4 above.

             2.4.6 In the event that third party license fees, royalties, or other payments are required for any technology in the Service, the parties agree to negotiate in good faith a mutually acceptable sharing of such third party payments.

             2.4.7 The parties agree that in the event of any alleged infringement of third party proprietary rights by any component of the Service, each party shall have the right, in its reasonable judgment, with no liability to the other party, to suspend or discontinue or cause such suspension or discontinuance of such allegedly infringing component, including the Service or a portion thereof, until the alleged infringement claim is resolved.

3.       SERVICE IMPLEMENTATION

         3.1 PRODUCTION, TECHNOLOGY AND CONTENT DEVELOPMENT. Participant shall be responsible for developing, producing and implementing the design, user interface, promotions, links and functionality as determined by Netscape and approved by Participant pursuant to Section 2.3. The parties agree that the user interface may change on a fairly regular basis and Participant agrees that it will respond to such changes within the time frame mutually agreed by the parties. Participant shall use commercially reasonable efforts to employ Netscape's technology in the Service, if available, rather than a technology, which might compete with Netscape products or services, provided that such use of Netscape's technology does not unduly burden the performance or production of the Service. If Netscape commercially releases a client-server webmail solution deemed by Netscape to be optimal for the Service, at Netscape's request, Participant agrees to use such solution in the Service provided



                                       5.

that the parties are able to agree on pricing therefor and further provided that such solution is a "best of breed" solution (i.e., contains all of the features and functionality of, and is of the same or superior quality to, other available solutions).


On the Launch Date, the Service will consist of a free web-email service, including Basic Features, and the Premium Services and Advanced Features identified under Phase 1 in Exhibit D. Following the Launch Date and with Netscape's prior approval, Participant will deploy the Premium Services and Advanced Features identified under Phase 2 and Phase 3 in Exhibit D as set forth therein, or as otherwise mutually agreed by the parties. Notwithstanding Exhibit D, nothing in this Agreement obligates Netscape to approve any Advanced Feature or Premium Service for inclusion in the Service; provided, however that Netscape will not withhold its approval unreasonably.

         3.1.1 Netscape acknowledges and agrees that Participant's pre-existing obligations to American Express Travel Related Services ("AMEX") requires that Participant offer AMEX's customers any Advanced Features and Premium Services available in the Participant Brand Services. Netscape further acknowledges and agrees that Participant's obligations to AMEX require that Participant provide AMEX's customers for the OEM service provided by Participant at URL: www.amexmail.com. with at least one unique service or feature to distinguish such AMEX service from others, provided that Participant does not unreasonably withhold a service or feature deemed by Netscape to be critical to the Service. Participant shall cooperate with Netscape to take all possible steps to prevent any service or feature deemed by Netscape to be critical to the Service from being excluded from the Service because of such pre-existing commitment. To ensure Best-of-Breed Service, Participant will use commercially reasonable efforts to develop or pursue third party relationships to provide new Advanced Features and Premium Services which Participant will present to Netscape at least on a quarterly basis. Participant agrees to offer such available new Advanced Features and Premium Services to Netscape for implementation in the Service for a period of 60 days (or such longer period if Netscape and Participant so agree) in advance of offering such available new Advanced Features and/or Premium Services to any Participant OEM partner other than AMEX.

         3.1.2 Netscape must approve all functionalities, features, enhancements and premium services before addition to the Service; provided, however, Netscape will not withhold its approval unreasonably. With the exception of fax services, Netscape grants Participant the right to provide all Premium Services in Exhibit D. Netscape and Participant agree to review the components of the Service to determine whether any functions, features, enhancements or Premium Services should be added, removed, or replaced considering changes in the general design or infrastructure of Netcenter, technical feasibility, both parties' industry experience, cost of the Service or Netcenter, impact on the Service's or Netcenter's performance, and both parties' revenue generating opportunities. Participant will use best efforts to integrate other Netcenter services, Netcenter control functionality, or Non Affiliated Premium Services into the Service at Netscape's request in order to provide a more consistent user experience for Netcenter members across the Netcenter website, provided that these requests do not unreasonably and materially adversely affect the Participant's costs or revenue generation opportunities.

         3.1.3 Unless otherwise mutually agreed, the parties agree that promotions and links in the Service shall be allocated as follows:

               (a) [**] of total ad banner inventory will be reserved for use at Netscape's sole discretion to promote other Netcenter services or for mutually-agreed barter ads of third party partners willing to promote the Service;

               (b) Pop-up ads will be mutually agreed upon, with the initial allocation of [**] to promote other Netcenter services and [**] to promote Premium Services, collect additional information, or user surveys;

               (c) Advertising on Service Logout Pages will be sold and managed by Participant;

**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.

                                       6.

               (d) New promotional opportunities will be mutually agreed upon;
and

               (e) Advertising portals on the vertical navigational frame on the left hand side will be mutually agreed upon, with the initial allocation of [**
   ] for promotions of Premium Services and [ ** ] for advertising revenue managed by Participant.

         3.1.4 Participant will manage, run, and sell slots in a direct marketing content distribution program to be included in the Service sign-up process. The direct marketing program will consist of two sections: (a) special one-time promotions, which are not a subscription to a service or product and
(b) In-Box Direct for web email as it relates to the Service. The parties will mutually agree on the quantity of (a) and (b). In addition, both (a) and (b) shall be subject to Netscape's then-current privacy policy and general terms and conditions of the In-Box Direct agreement, as such agreement may be amended by Netscape from time to time upon 30 days prior notice to Participant. All use and collection of End User Information shall be in compliance with Netscape's privacy policy published at URL: http://home.netscape.com/netcenter/privacy.html. With respect to (b), no sponsors other than In-Box Direct partners may participate therein, and Participant shall not distribute any ongoing email subscription content other than In-Box Direct without Netscape's prior approval which approval will not be unreasonably withheld. Netscape reserves the right to add, free of charge, Netscape content or mutually selected partner content in the direct marketing program. Participant will transmit to Netscape all end user data for In-Box Direct per the format specified in the In-Box Direct agreement. Participant will use commercially reasonable efforts to perform development work required to ensure that web email subscription data is in sync with the standard In-Box Direct program on a real time basis. All end user subscription management will be handled through the In-Box Direct program unless mutually agreed otherwise. Participant shall use commercially reasonable efforts to improve the process by which end users of the Service receive In-Box Direct subscriptions. A link to In-Box Direct shall be at the end of the sign-up process as well as in the user interface for the Service. Both parties agree that the integration of In-Box Direct with the Service may be postponed by mutual agreement.

         3.1.5 In addition, unless Best-of-Breed Service is breached, or the parties mutually agree otherwise, Netscape agrees that:

              (a) At the Launch Date, the Service will have a link under the Community section of the Netcenter homepage of Netscape's Web Site or equivalent promotion if such page is redesigned;

              (b) At the Launch Date, the Service will have a link under the Community section of Netcenter on the Netcenter index page or equivalent promotion if such page is redesigned;

              (c) At the Launch Date, a listing will be given to the Service on the Netcenter premium services page. This listing will most likely link to a page in the Service, which describes the Premium Services. Netscape reserves the right to change this listing or remove it in the future due to changes in format or positioning of the Netcenter premium services page, provided that an equivalent promotion is provided;

              (d) Netscape will include a one-time story on the Service in a Netcenter newsletter;

              (e) During the first 2 weeks after the Launch Date, Netscape will allocate [**] of remnant ad space on Netscape's Web Site, if any, to promote the Service. For 6 weeks thereafter, Netscape will allocate [**] of remnant ad space on Netscape's Web Site, if any, to the Service;

              (f) Netscape will run JavaScript messages targeted toward Netcenter and non-Netcenter members to promote the Service on the home page of Netscape's Web Site during the first 2 weeks after the Launch Date;


**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.

                                       7.

              (g) Within the first 3 months after the Launch Date, Netscape will also provide one to two weeks of exposure for the Service in the Netscape newsticker on the home page of Netscape's Web Site as well as flashes on the corresponding newspage;

              (h) Netscape will promote the Service in the Netcenter flash section of the home page of Netscape's Web Site at least once a week during the 6 weeks after the Launch Date;

              (i) Netscape will continue to promote the Service through the remainder of the Term;

              (j) Within 6 months of the Launch Date, and subject to compliance with all applicable laws relating to Netcenter contests and without Netscape incurring additional compliance costs for such contests under this subsection, Netscape will use commercially reasonable efforts to integrate new subscribers of the Service into such contests in a manner that will incentivize users to sign up for the Service and/or use the Service;

              (k) Netscape will use commercially reasonable efforts to offer a Netcenter free email button to all In-Box Direct partners for inclusion in outbound email newsletters at such partners' discretion. The In-Box Direct program guidelines (which currently require a tag line at the top of the mailing explaining to users who have mistakenly subscribed to In-Box Direct how to unsubscribe) will be modified to require the In-Box Direct email messages to contain language in the tag line to promote the Service;

              (l) Within 30 days after the Launch Date, the Service will replace the current free email program available from In-Box Direct. A link to the Service will appear on the welcome/what's new page of In-Box Direct. Netscape reserves the right to discontinue this link if the format of the what's new page or In-Box Direct changes. In such event, Netscape will replace the link with another link in an equally prominent position elsewhere in Netcenter. A link to the Service will also appear on the instructions and user FAQ page of In-Box Direct. Some level of promotion will be given to the Service on the thank-you page of the In-Box Direct sign up;

              (m) Netscape will promote the Service in pop-up promotions
[        **       ] impressions during the first 6 months following the Launch
Date unless Netscape discontinues pop-ups throughout Netcenter or as otherwise agreed by the parties;

              (n) Within 6 months after the Launch Date, Netscape will include a button for the Service on the personal toolbar in Netscape Communicator version 4.05, U.S. English language, upon general release on Netscape's Web Site. Netscape will use commercially reasonable efforts to include an embedded email message promoting the Service in a future release of the Netscape Communicator, which message is visible to users after a new email profile is set up. If such is not commercially reasonable, Netscape will provide an equivalent promotion;

              (o) Netscape may promote the Service in other avenues where possible and appropriate;

              (p) Netscape will provide a program manager to work with Participant to: establish development priorities; specify Advanced Features and Premium Service offerings; evaluate performance and revenue generating opportunities; set strategic direction; manage integration of the Service with other Netcenter services; and develop and implement an advertising and promotions plan. Netscape will also provide a production resource to assist in the integration of Participant's email registration with Netcenter as well as to provide direction on design and user interface functionality at least until 60 days after the Launch Date;

              (q) Users registering for Netcenter under Registration 2.0 will automatically be assigned a Netcenter email address. These users must come to the Service to "activate" the account by completing

**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.

                                       8.

the Service Registration. Netscape reserves the right to (i) change this Service Registration process in future versions of Universal Registration; and
(ii) terminate the automatic assignment of Netcenter email addresses, provided that Netscape will provide Participant 30 days advance notice of any material change; and

               (r) Notwithstanding the foregoing subsections of this Section 3.1.5, Netscape reserves the unilateral right to change any of these allocations due to redesign of the home page of the Netscape Web Site or changes in program allocation methodology provided that such promotions are replaced with an equivalent promotion elsewhere on Netcenter.

         3.1.6 In addition, Participant agrees that:

               (a) Participant will dedicate a program manager to overall program management of the Service. The program manager will be Participant's central contact person to coordinate activities for Netscape. The program manager will produce monthly reports/presentations to Netscape with recommendations on how to improve revenue maximization, service performance, customer service, and differentiate the Service. The presentation should also include analyses of performance to date and competitive offerings. The program manager will write and design content for the what's new page/section of the Service subject to approval by Netscape. Participant will develop and implement a Premium Service infrastructure and marketing plan to promote Premium Services and Advanced Features, including but not limited to a what's new newsletter and the what's new page. Participant will produce, manage, host and maintain the Service as Best-of-Breed Service. This includes having sufficient staff and managing creative, technical, and business staff to produce and operate the Service as Best-of-Breed Service, including but not limited to advertising sales/management, engineering, production, design, customer service, and business development;

               (b) Participant will dedicate resources to ensure that the Service is Best-of-Breed Service, and that the Basic Features, Advanced Features and Premium Services approved by Netscape are developed and implemented in a mutually agreed time frame. Participant will also ensure that Netcenter services, Netcenter functionality, and Non Affiliated Premium Services as described in Section 3.1.2 are integrated into the Service in a mutually agreed time frame. Participant will allocate development resources, which are sufficient to satisfy its obligations under this Agreement. Participant will dedicate a quality assurance manager to develop, test and monitor the Service to ensure that the Service is Best-of-Breed Service. Netscape hereby grants Participant a right and license to use, solely for such integration, the technology under Netscape's control that is necessary to integrate any Non Affiliated Premium Service. In the event Netscape chooses a vendor other than Participant or a Participant partner to provide a particular Non Affiliated Premium Service, Netscape will pay Participant for the reasonable cost of integration thereof with the Service provided such cost is pre-approved by Netscape. The parties will discuss and mutually agree on the revenue sharing for any Non Affiliated Premium Service as set forth in Exhibit
B. The parties acknowledge that providing a link in the web email interface does not constitute "integration." "Integration" shall be mutually agreed by the parties and generally applies to more resource intensive activities on the part of Participant;

               (c) Participant will use commercially reasonable efforts to support any Netscape initiatives to integrate the Service with current and future releases of Netscape client software and the Netcenter Web site. If Participant enters into a Netscape license agreement for the Netscape Communicator source code and modifies such source code to better integrate the Service into the Netscape Communicator user interface, Participant shall promptly deliver such modified source code to Netscape so that Netscape may promote these modifications or incorporate such changes into a future version of the Netscape Communicator release by Netscape;

               (d) Upon Netscape's request, Participant will, at no additional charge, commit the resources necessary to work with Netscape to complete a feasibility/scoping study that looks at web email product improvement in a long-term co-development of a scaleable full featured web email product. If the parties agree to move forward following such feasibility study, the parties agree to conduct further discussions detailing, under separate agreement, the terms and conditions of the co-development effort therefor;


                                       9.

               (e) Where not prohibited by an agreement in existence as of the Effective Date between Participant and a third party, Netscape shall receive more prominent (i.e. larger display, higher on page) promotion and positioning with respect to any other directly competitive Internet client software companies or online service companies similarly situated on the page;

               (f) Participant will offer to Netscape any functionality, feature or enhancement integrated into the Participant's Brand Service within a mutually agreed time frame;

               (g) Participant shall be responsible for the operations of the Basic Features, Advanced Features, Premium Services offerings, allowing end users to easily configure any Basic Features, Advanced Features, Premium Service and/or Non Affiliated Premium Services, or manage their email account;

               (h) Participant shall promptly respond and resolve any spam issues on the Service, including but not limited to using commercially reasonable efforts to block spam; and

               (i) Netscape may develop additional Netcenter features and programs to help promote sales and customer loyalty, and Participant shall implement such services and features when they are developed, provided such implementation is reasonable and standard for participants in Netcenter.

         3.2 ADVERTISING. Participant shall be responsible for selling advertising and any other promotions within the Service Ad Inventory, subject to Netscape's guidelines for advertising attached as Exhibit F. Participant will consult with Netscape regarding the use of an external advertising sales force in order to give Netscape the opportunity to assist Participant. If more than [**] of the total Service Ad Inventory is sold via an external source, the parties will mutually re-assess the advertising sales strategy. Advertising services which Participant shall provide include site auditing, traffic analysis, functionality and other advertising services. Participant will commit resources to manage the advertising programs and sell the advertising inventory in accordance with this Section 3.2. Ad management will include innovative approaches to advertising in order to maximize revenue, track trial program performances, and respond accordingly in a timely manner. Participant must be able to serve targeted advertising to users of the Service. Participant shall track, analyze, and report on ad performance on a monthly basis. Participant shall design and develop banner ads subject to Netscape's approval, which approval will not be unreasonably withheld, to promote the Service. The cost of such promotion will be considered part of the cost of sales in calculating any revenue sharing under this Agreement. The foregoing applies equally to the development, management and sales of the direct marketing program described in
Section 3.1.4 above.

         3.3 CONTENT PROVIDER PARTICIPATION IN THE SERVICE. Participant shall determine the guidelines by which Content Providers may participate in the Service provided such guidelines comply with applicable then current Netscape guidelines. Participant will be responsible for administering the Content Provider application and complying with such Netscape guidelines. If a Content Provider fails to come into compliance after receipt of notification, Netscape shall direct Participant to reduce or remove the listing of a non-complying Content Provider.

         3.4 TECHNICAL AND CUSTOMER SUPPORT BY PARTICIPANT. During the Term and at no additional charge, Participant shall provide technical support services for the Service to Netscape on a timely basis, appoint a technical contact to whom Netscape may address all technical questions relating to the Service, and use its best efforts to promptly remedy any material malfunctioning of the Service in accordance with Best-of-Breed Service. Participant shall be responsible for the maintenance and support of end users of the Service in accordance with the Best-of-Breed Service. Participant shall be solely responsible for the purchase, implementation, maintenance and support of all software and hardware required to fulfill its obligations under the Agreement. In addition, Participant shall make commercially reasonable efforts to support Non Affiliated Premium Services for a mutually agreed fee or other form of consideration.

**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.


                                      10.

4.       END USER REGISTRATION

End users who wish to engage in certain activities in the Service will have to register with the Service as described in Exhibit A, as such Exhibit may be revised by Netscape from time to time. The user registration page will be linked to the Netcenter front page as well as all other appropriate pages in the Service as Netscape shall determine. Any and all information regarding end users that is obtained by Participant through, or in connection with, the Service will be subject to the terms and conditions of Exhibit A.


Participant shall integrate the Service user interface with the Netscape membership directory. No other directory service shall be included in the Service Registration Process. The parties may mutually agree to offer users other directory services in other portions of the Service.

5.       NETSCAPE PRODUCTS AND TECHNOLOGY

         5.1 OPTIMIZE FOR NETSCAPE TECHNOLOGY. In consideration of Participant participating as an integral service partner within a core area of Netcenter and in order to optimize the efficiency of the Service, during the Term:

               5.1.1 Within all aspects of the Service, Participant shall use commercially reasonable efforts to maintain compatibility with the client software used by Netcenter members;

               5.1.2 Subject to Section 3.1, Participant shall consider the use of at least one current version of Netscape core Web server software product (currently Netscape Enterprise Server) to maintain Participant's Web Sites;

               5.1.3 Where not prohibited by an agreement in existence as of the Effective Date between Participant and a third party, Participant shall display the "Netscape Now" button (or any successor button) prominently on the home page of Participant's Web Site, and on any page on Participant's Web Site which contains a virtual button or other text or graphic for any third party Internet client or server software, software provider or online service. On any page on which the Netscape Now button is displayed, the Netscape Now button shall be at least equal in size and prominence to the virtual button, text or graphic for any third party Internet client or server software, software provider or online service. Netscape hereby grants Participant a nonexclusive and nontransferable license to perform and display the Netscape Now button directly in connection with fulfilling the foregoing obligation. Participant's use of the Netscape Now button shall be in accordance with the guidelines of the Netscape Now Program currently published at the URL http://home.netscape.com/comprod/mirror/netscape_now_guidelines.html;

               5.1.4 Participant shall ensure that all web pages that are located in the Service not endorse any third party client or server software or online service that is directly competitive with Netscape's over Netscape's or treat the provider of any such competitive software or online service as preferred by Participant over Netscape, and use commercially reasonable efforts to ensure that all web pages that are located one click away from any part of the Service accord Netscape's products and services a position of prominence, overall as well as on an element by element basis, at least as great as the positioning accorded any third-party Internet client or server software or online service; and

               5.1.5 Participant's course of dealing with respect to other services it may operate shall be governed by the terms of Section 5.2.

         5.2 COURSE OF DEALING. In consideration of (i) the use of the netscape.com domain name for the Service, and (ii)the treatment of the Service as a fundamental part of the Netcenter service, until such time as Microsoft fully publicly documents and makes available its operating systems programming interfaces sufficiently to enable Netscape to make use of all of the facilities and resources of those operating systems on a basis equal to that of Microsoft, Participant shall:



                                      11.

               5.2.1 Within Participant's publicly accessible Web sites, other services (including co-branded and OEM services to the extent Participant can influence the third parties involved) and marketing materials, accord Netscape's products and services a position of preference and prominence, overall as well as on an element by element basis, at least as great as that accorded any third-party Internet client or server software, software provider or online service; and

               5.2.2 Not make content available solely to users of client software or services other than Netscape's, or disfavor or disadvantage users of Netscape client software or services in any way relative to users of other Internet client software or services.

6.       RESEARCH AND REPORTING

         6.1 QUARTERLY REVIEWS OF THE SERVICE. Netscape and Participant agree to establish a committee for quarterly reviews of the Service to evaluate the success of the Service and agree to modifications and improvements to the Service. The current Milestones for the Service are set forth below:

               6.1.1 BUSINESS/DEVELOPMENT PLAN. Netscape and Participant will mutually review and develop a quarterly business/development plan for the Service. Both parties will meet on a regular basis (to be determined by the parties) to review and prioritize development efforts, track progress against plan, and map out the implementation and communication of enhancements.

               6.1.2 MONTHLY REVIEWS. Netscape and Participant agree to establish monthly reviews of the Service with the intent to review the performance and development of the Service and agree to modifications and improvements to the Service.

               6.1.3 TWELVE-MONTH REVIEW. Netscape and Participant agree to review the business plan after 12 months of operation after the Launch Date for the purpose of mutually agreeing to revised subscriber and revenue targets.

               6.1.4 QUARTERLY REVIEW FOLLOWING YEAR ONE. Netscape and Participant agree to revise Milestones for future periods during the Term at each quarterly review of the Service after the first year of the Term. If the parties cannot mutually agree to revised Milestones, then the Milestones in place at the time shall remain in effect.

               6.1.5 END-OF-TERM REVIEW. Netscape and Participant agree to review the revised business plan targets three months prior to the end of the Term for the purpose of (a) discussing the performance of the Service and the desirability of extending the term of the Agreement, and (b) mutually agreeing to revised business plan targets for the renewal.

         6.2 REPORTING AND USE OF REPORT INFORMATION. (i) On a weekly basis, Participant shall provide Netscape with a daily user access log report in common log format describing the total number of hits and page impressions for each of the pages in the Service, and such other tracking information as the parties shall mutually agree, and (ii) Within 15 days after the end of each month during the Term, Netscape shall provide Participant with a report describing the number of redirects of traffic to the Service from Netscape's Web Site and such other tracking information as the parties shall mutually agree. The information contained in the reports shall be deemed the Confidential Information of both parties, provided, however that (i) Netscape shall have the right to use the information contained in such reports in Netscape's private and public reporting of access to the Service or Netscape's Web Site; and (ii) Participant shall have the right to use the information contained in such reports solely for Participant's internal uses except as required for legal, audit or tax purposes unless Netscape otherwise agrees.



                                      12.

         6.3 AUDIT RIGHTS. Participant shall retain complete, clear and accurate records regarding its activities under this Agreement. Each Netscape fiscal quarter (as set forth in Section 2 of Exhibit B) during the Term, the parties shall review the financial results for the Service and access logs. Netscape shall have the right, upon no less than 15 days' prior written notice to Participant, to cause an independent Certified Public Accountant to inspect and audit, during Participant's normal business hours, all relevant records of Participant upon which Participant's revenue reports are based and the access logs. Netscape may conduct such audit once per year. The costs of such audit shall be paid by Netscape, provided, however, that if said inspection shall reveal an underreporting in excess of [**] in monies due to Netscape by Participant or an underreporting in excess of [**] in traffic to the Service, Participant shall pay for the audit plus any underpayment and make adjustments based on the underreporting of traffic, if applicable. Netscape's audit rights
as described herein shall continue for [**      ] after the expiration or
termination of this Agreement.

         6.4 PRESS PLANS. Participant and Netscape agree to participate in two joint press announcements regarding the Service which will take place after execution of this Agreement and on or around the Launch Date. The parties shall agree to the form and content of the joint press release. Either party may issue its own press release, subject to the other party's prior approval of the content within the release, which approval will not be unreasonably withheld. With respect to major advertising and marketing deal announcements regarding the Service, Netscape and Participant shall have 72 business hours to respond, in writing, to any proposed announcement. In any press announcement regarding the Service, both Participant's and Netscape's name and logo shall be included in the press release.

         6.5 RESEARCH. If either party conducts any research directly relating to the Service, such research results shall be shared with the other on a timely basis. If Participant or Netscape conducts a study on their respective Web sites, then both parties will include the Service in the study where appropriate. Participant will conduct substantially the same level and as much research and data collection regarding the Service as Participant conducts with respect to the Participant Brand Service.

7.       PAYMENT


For the benefits provided to Participant under this Agreement, Participant shall pay Netscape the Payment in the amount and subject to the terms set forth in Exhibit B and Netscape shall pay Participant the amounts set forth in
Section 3.1.6 (b).


8.       HARMFUL CONTENT


Each party is solely responsible for any liability arising out of or relating to any content which such party provides or any material which may be accessed through a link provided by such party ("Content"). Each party represents and warrants with respect to its content that it holds the necessary rights to permit the use of such Content by the other party for the purpose of this Agreement; and that such party's Content and any material to which users can directly link through such party's Content will not violate any applicable laws or rights of any third parties of which either party is aware. If either party is aware that the other party's Content or web site contains any material that such party deems likely to cause the other party material harm ("Harmful Content"), such party will inform the party who provided the Harmful Content and may (i) not include the Harmful Content in the Service, and/or (ii) terminate this Agreement if the party who provided the Harmful Content has not revised it to the other party's satisfaction within five business days after receipt of written notice (as provided in Section 14.3 below) from the other party. Each party reserves the right not to include in the Service any Harmful Content.


9.       WARRANTIES

         9.1 PERFORMANCE. Participant warrants that (i) it has the right to perform the services set forth in this Agreement, (ii) such performance does not infringe any third parties' proprietary or personal rights of which it is


**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.

                                      13.

aware; and (iii) other than as specifically set forth in this Agreement, Netscape shall not be obligated to pay any fees or royalties for including the Service in Netcenter. Participant warrants that the Service will function substantially in accordance with the terms set forth in this Agreement and Best-of-Breed Service. Netscape warrants that (i) it has the right to perform the services set forth in this Agreement, (ii) such performance does not infringe any third parties' proprietary or personal rights of which it is aware; and (iii) Participant shall not be obligated to pay any fees or royalties for participating in Netcenter other than as specifically set forth in this Agreement. Netscape warrants that Netcenter will function substantially
in accordance with the terms set forth in this Agreement. In any given [**     ]
period during the Term, Netcenter shall have an uptime of at least [** ] with industry standard downtime for maintenance, provided that such downtime not occur at peak traffic times. Netscape shall repair any malfunctions of
Netcenter within a reasonable period of time (not to exceed [**    ] after
notice by any party of such condition.

         9.2 DISCLAIMER. THE WARRANTIES PROVIDED BY THE PARTIES HEREIN ARE THE ONLY WARRANTIES PROVIDED BY THE PARTIES WITH RESPECT TO THE SERVICE AND NETCENTER. SUCH WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES BY THE PARTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES WITH RESPECT TO THE SERVICE AND/OR NETCENTER.

10.      INDEMNITY

         10.1 PARTICIPANT INDEMNITY. Participant shall indemnify, hold harmless, and defend Netscape from and against any and all claims, liabilities, losses, damages, expenses and costs (including attorneys' fees and costs) arising from third party claims arising out of or relating to the Service (including but not limited to any spam), Participant's Content and any material to which users can directly link through Participant's Content, other information supplied or managed by Participant, or the negligence or intentional wrongdoing of Participant, except to the extent that Netscape is responsible under Section 10.2. Participant will pay resulting costs, damages and legal fees finally awarded in such action in a court or in a settlement which are attributable to such claim provided that: (i) Netscape promptly notifies Participant in writing of any such claim; (ii) Participant has sole control of the defense and all related settlement negotiations; and (iii) Netscape cooperates with Participant, at Participant's expense, in defending or settling such claim. The foregoing states Participant's sole obligation and Netscape's sole remedy for third party claims of infringement or misappropriation.

         10.2 NETSCAPE INDEMNITY. Netscape shall indemnify, hold harmless, and defend Participant from and against any and all claims, liabilities, losses, damages, expenses and costs (including attorneys' fees and costs) arising from any third party claims arising out of or relating to any Content provided by Netscape to Participant for use in the Service, and any material to which users can directly link through Netscape's Content, other information supplied or managed by Netscape, or the negligence or intentional wrongdoing of Netscape, except to the extent that Participant is responsible under Section 10.1. Netscape will pay resulting costs, damages and legal fees finally awarded in such action in a court or in a settlement which are attributable to such claim provided that: (i) Participant promptly notifies Netscape in writing of any such claim; (ii) Netscape has sole control of the defense and all related settlement negotiations; and (iii) Participant cooperates with Netscape, at Netscape's expense, in defending or settling such claim. The foregoing states Netscape's sole obligation and Participant's sole remedy for third party claims of infringement or misappropriation.

11.      LIMITATION OF LIABILITY


EXCEPT IN CONNECTION WITH A BREACH BY EITHER PARTY OF ITS CONFIDENTIALITY OBLIGATIONS AS DESCRIBED IN SECTION 14.1, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR LOST PROFITS OR ANY FORM OF INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER FROM ANY CAUSES OF ACTION OF ANY KIND


**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.

                                      14.

WITH RESPECT TO THIS AGREEMENT WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE, AND WHETHER OR NOT THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THE LIABILITY OF EITHER PARTY FOR DAMAGES OR ALLEGED DAMAGES HEREUNDER (EXCEPT FOR DAMAGES OR ALLEGED DAMAGES ARISING UNDER SECTION 14.1) WHETHER IN CONTRACT OR TORT OR ANY OTHER LEGAL THEORY IS LIMITED TO AND SHALL NOT EXCEED,
IN THE AGGREGATE, AN AMOUNT EQUAL TO [**                              ].


12.      TERM AND TERMINATION

         12.1  TERM. Unless earlier terminated pursuant to the provisions of
Section 8, Section 12.2 or as described in Exhibit A, this Agreement shall begin on the Effective Date and, unless otherwise terminated, end on the last
day of the Service Period. [**      ] prior to the expiration of the Term, the
parties agree to negotiate in good faith the terms of a one-year renewal of the Agreement. If no agreement is reached as to the terms of the renewal period, the Agreement shall expire at the end of the Term.

         12.2 TERMINATION FOR CAUSE. Either party shall have the right to terminate this Agreement upon a material default by the other party of any of its material obligations under this Agreement, unless within 30 calendar days after written notice of such default the defaulting party remedies such default.


         12.3  RIGHTS UPON TERMINATION OR EXPIRATION.

               12.3.1 Following expiration or termination of the Agreement, either party may produce, have produced, use and offer the same or similar services as contained in the Service, provided that neither party uses, infringes or misappropriates any of the other party's intellectual property to do so (except for co-developed intellectual property owned by Netscape and licensed by Netscape to Participant pursuant to Section 2.4.4), and further provided that only Netscape shall have the right to offer web-based email services as replacement services to users of the Service as of the expiration or termination date. Participant may market alternative services to persons who may be users of the Service as of the termination or expiration date only if Participant became aware of, or established a relationship with, such person independently of such person's participation in the Service. Participant shall not have the right to use, offer or produce any Non Affiliated Premium Service following termination or expiration of the Agreement unless Participant enters into an agreement for such right directly with the provider of such Non Affiliated Premium Service. Netscape shall not have the right to use, offer or produce any Premium Service following termination or expiration of the Agreement unless Netscape enters into an agreement for such right directly with the provider of such Premium Service.

               12.3.2 If the Agreement is terminated in accordance with its terms, or if no agreement is reached as to the terms of the renewal period, at Netscape's option, Participant shall continue to offer and produce the Service
in accordance with the terms of this Agreement for a period [**          ], or
such other mutually agreed period, following the termination or expiration date; [**




                                                                           ]
Participant agrees that Netscape shall be entitled to seek injunctive relief such as specific performance in the event Participant fails to comply with this
Section 12.3.2 without submitting such dispute to the dispute resolution procedures set forth in Section 14.3.

               12.3.3 Netscape shall solely own and use all end user data and information obtained in connection with the Service except that Participant:
(i) shall have the right to aggregate such end user data and information and use such aggregated data only for Participant's internal use except as required for legal, audit or tax purposes; and (ii) shall not disclose to any third party such end user data and information without Netscape's prior written approval. The parties will cooperate to create guidelines for Participant's disclosure of aggregate statistical information concerning Service demographics and use to advertisers. Participant agrees not to market to any end


**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.

                                      15.

user email address obtained in connection with the Service. Upon any expiration or termination of this Agreement, Participant shall promptly deliver to Netscape any and all such end user data and information in a form and manner to be specified by Netscape, and shall certify to Netscape that, except for the copy delivered to Netscape, Participant has destroyed any and all such data and information in its possession except for data required for Participant's internal legal, tax and accounting purposes. In addition to the right to receive amounts payable at the time of the termination or expiration of this Agreement, Section 2.4 ("Proprietary Rights"), Section 4 ("End User Registration"), Section 6.3 ("Audit Rights"), Section 8 ("Harmful Content"),
Section 9 ("Warranties"), Section 10 ("Indemnity"), Section 11 ("Limitation of Liability"), Section 12.3 ("Rights Upon Termination or Expiration"), Section 13 ("Right of First Refusal"), Section 14 ("General"), and provisions in Exhibits attached hereto that provide for their survival, shall survive the termination or expiration of this Agreement for any reason. Provisions of other Sections which, by their nature, must remain in effect beyond the termination or expiration of this Agreement, shall also survive termination or expiration of this Agreement for any reason.

         12.4 TERMINATION FEES. Netscape represents to Participant that it is entering into this Agreement in reliance on Participant's representations and agreement to implement the Service as set forth herein. In the event this Agreement is terminated at any time during the Term by Participant due to
entering into an agreement with [**       ]  and such termination is not due to
Netscape's failure to cure a material default as set forth in Section 12.2, Participant shall, within 3 business days after termination of this Agreement, pay Netscape, by cashier's check or wire transfer, at the option of Netscape, a
termination fee of [**        ] ("Netscape Termination Fee") as liquidated
damages. If some or all of the Netscape Termination Fee is not received by Netscape within said 3-day period, Participant agrees to pay Netscape a late fee on the unpaid portion the lesser of (a) 1% per month, or (ii) the maximum rate allowed by law from the date the Termination Fee was required to be paid until such unpaid portion is paid in full.

13.      [**                    ]

        [**


























                                                                ]

14.      GENERAL

         14.1 CONFIDENTIALITY. All disclosures in connection with this Agreement as well as the contents of this Agreement and, subject to the terms of Exhibit A, End User Information, shall be deemed Confidential Information


**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.

                                      16.

and governed by the terms of the mutual confidential disclosure agreement between the parties effective as of December 3, 1997, a copy of which is attached hereto as Exhibit C

         14.2 INSURANCE. Participant, at its sole cost and expense, shall secure and maintain adequate insurance coverage as is necessary, as a reasonable prudent business person, for Participant to bear all of its obligations under this Agreement. Maintenance of the foregoing insurance shall in no way be interpreted as relieving Participant of any responsibility or obligation whatsoever and Participant may acquire, at its own expense, such additional insurance as Participant deems necessary. Participant assumes full and complete liability for all injuries to, or death of, any person, or for any damages to property arising from the acts or omissions of Participant. Participant shall add Netscape as an additional insured under such coverage and provide copies thereof within 30 days of the Effective Date or within 30 days after any change in coverage. Participant's insurance shall be primary to any other insurance Netscape may have.

         14.3 DISPUTE RESOLUTION. Any dispute hereunder will be negotiated between the parties commencing upon written notice from one party to the other. Settlement discussions and materials will be confidential and inadmissible in any subsequent proceeding without both parties' consent. If the dispute is not resolved by negotiation within 45 days following such notice, the parties will refer the dispute to non-binding mediation conducted by JAMS/EndDispute. The parties will share the costs of mediation. If the dispute is not resolved after 45 days of mediation, the parties will refer the dispute to binding arbitration by JAMS/EndDispute. The location of the arbitration will be Santa Clara County, California in the case of an arbitration which is initiated by Participant, and Colorado Springs, Colorado in the case of an arbitration which is initiated by Netscape. The results of any arbitration will be final and non-appeallable, except that either party may petition any court of competent jurisdiction to review any decision relating to intellectual property matters (including the scope of license rights), vacating or modifying erroneous conclusions of law or findings of fact not supported by substantial evidence. The arbitrator may fashion any legal or equitable remedies except punitive or exemplary damages, which both parties waive. The arbitrator will render a written decision, which may be entered in and enforced by any court of competent jurisdiction, but which will have no preclusive effect in other matters involving third parties. The losing party will pay the costs of the arbitration and the reasonable legal fees and expenses of the prevailing party, as determined by the arbitrator. The parties will jointly pay arbitration costs pending a final allocation by the arbitrator. At any point in the dispute resolution process, either party may seek injunctive relief preserving the status quo pending the outcome of that process. Except as noted, the parties waive any right to judicial process. California law, without regard to its conflict-of-law provisions, will govern this Agreement. The U.S. Arbitration Act and JAMS/EndDispute rules will govern the arbitration process. Absent fraudulent concealment, neither party may raise a claim more than 3 years after it arises or any shorter period provided by applicable statutes of limitations.

         14.4 NOTICES. All notices required or permitted hereunder shall be given in writing in the English language and shall be addressed to the respective parties as set forth on the Cover Sheet and shall either be (i) personally delivered or (ii) transmitted by internationally-recognized private express courier and shall be deemed to have been given on the date of receipt if delivered personally, or 2 days after deposit with express courier. Either party may change its address for purposes hereof by written notice to the other in accordance with the provisions of this Subsection.

         14.5 MISCELLANEOUS. (a) Neither party's waiver of a breach or delay or omission to exercise any right or remedy shall be construed as a waiver of any subsequent breach or as a waiver of such right or remedy. (b) This Agreement may be amended only by a writing signed by both parties. (c) [




                                       **                  ]


**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.


                                      17.

[

                                  **

                                     ] (d) This Agreement creates no agency,
partnership, joint venture, or employment relationship and neither Participant nor its agents have any authority to bind Netscape in any respect whatsoever.
(e) All rights not expressly granted by one party to the other party hereunder shall be reserved. (f) The section headings herein are used for convenience only and shall have no substantive meaning. (g) In the event any provision of this Agreement is held by a court or other tribunal of competent jurisdiction to be unenforceable, such provision shall be reformed only to the extent necessary to make it enforceable, and the other provisions of this Agreement will remain in full force and effect. (h) Either party shall be excused from any delay or failure in performance hereunder, except the payment of (undisputed) monies, caused by reason of any occurrence or contingency beyond its reasonable control, including but not limited to, acts of nature. The obligations and rights of the party so excused shall be extended on a day-to-day basis for the period of time equal to that of the underlying cause of the delay. (i) This Agreement, including the Cover Sheet and Exhibits hereto, constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, and communications, whether oral or written, between the parties relating to the subject matter of this Agreement and all past courses of dealing or industry custom. (j) This Agreement is written in the English language only, which language shall be controlling in all respects. (k) This Agreement may be executed in counterparts or by facsimile, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.


**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.


                                      18.

                                   EXHIBIT A

                             END USER REGISTRATION

REGISTRATION PROCESS. End users who wish to participate in the Service must subscribe through Netscape's Netcenter Registration and Service Registration. Participant shall be responsible for the implementation of the Service Registration and the integration of the Service Registration with Netcenter Registration. The functionality, design, and, integration of the Service Registration and Netcenter Registration will be specified by Netscape and subject to Netscape's terms and conditions as defined in this Agreement. Such specifications and terms and conditions may be revised by Netscape from time to time upon 30 days prior notice to the Participant. The participant will implement the changes within a 30 day period unless mutually agreed to otherwise. The point of entry to the registration area (Service Front Page) shall be hosted and controlled by Netscape unless otherwise determined by Netscape.

REGISTRATION FEATURES. The Service Registration area shall be co-branded and have a look and feel which is consistent with the implementation of the registration process in other sections of Netcenter. Participant shall not launch the Service Registration until Netscape has notified Participant in writing that Netscape has accepted Participant's implementation. Participant shall manage site access using Netcenter site access models, as such site access models shall be determined by Netscape from time to time upon notice to Participant. Netscape shall transfer to Participant all data necessary to provide site access to registered Netcenter users. Participant will make commercially reasonable efforts to implement such changes within a 30 day period.

DATA COLLECTED BY PARTICIPANT DURING SERVICE REGISTRATION PROCESS. Netscape will determine the data to be collected in the Service Registration process considering Participant's recommendations and technical restrictions. Netscape reserves the right to change such data requirements from time to time. Participant will make best efforts to implement these changes within 5 working days unless mutually agreed to otherwise. [

                               **

                                                         ]

DATA TRANSFER. Participant shall use commercially reasonable efforts to transfer all end user data collected during the Service Registration process as well as data collected by any other means, to Netscape in real time data transfer, unless otherwise agreed to by the parties. Netscape reserves the right to request any information collected during the Service Registration to be supplied in a Netscape specified format and timeframe. If Participant collects information about users accessing the Service in addition to information supplied by the users during the registration process, such information shall be made available to Netscape in a format and timeframe as the parties shall mutually agree.

NETCENTER CONSIDERATIONS. All third party programs including but not limited to Premium Services and Non-Affiliated Premium Services participating in the Service within Netcenter shall register users with Netcenter when the user completes an order, if such user is not already registered with Netcenter. If a user is a registered Netcenter member, Participant shall prepopulate relevant customer data fields in the customer order form based on information in the Netcenter database or seamlessly pass this information to the third party provider.

UNSUBSCRIBE. All outbound communications from the Participant to end users registered for the Service, except special one-time promotions as defined in
Section 3.1.3, must offer the end user the option of "unsubscribing" from the outbound communication either through the Service or through Netcenter. In addition, the Participant must offer the end user a central and consistent interface to "unsubscribe", cancel, renew, or sign up for any Premium Services, Non-Affiliated Premium Services, and mutually selected advanced features offered in the Service. This central account management interface must be mutually designed by the parties. Participant must also offer end users a streamlined option for "unsubscribing" completely from the Service or "de-activating" an email account and all associated Premium Services and Non-affiliated Premium Services.



**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.


                                      19.

PERSONAL DATA CONFIDENTIAL; OWNERSHIP. Netscape shall solely own and use all end user data and information obtained in connection with the Service except that Participant: (i) shall have the right to aggregate such end user data and information and use such aggregated data only for Participant's internal use except as required for legal, audit or tax purposes; (ii) shall not disclose to any third party such end user data and information without Netscape's prior written approval; and (iii) may use information collected about the users during registration or from any other means ("End User Information") only for the purpose of marketing Premium Services, Non-affiliated Premium Services, Advanced Features, and Netcenter programs to the users. The parties will cooperate to create guidelines for Participant's disclosure of aggregate statistical information concerning Service demographics and use to advertisers. Participant shall not resell or disclose such End User Information to any third party; provided however, that Participant may sell or disclose such End User Information to third parties upon prior notice to and consent from such end users. If Netscape determines that Participant or third party in contract with Participant is not complying with the terms of use of personal data published on Netscape's Web Site at http://home.netscape.com/netcenter/index.html, or such other URL as Netscape may determine from time to time Netscape may terminate this Agreement upon written notice (as provided in Section 13.3) to Participant if Participant is not in compliance within 5 days of written notice from Netscape. End User Information shall be owned exclusively by Netscape. After a given end user has requested to be "unsubscribed" from the Service, Participant will terminate all Premium Service or Non-Affiliated Premium Services unless otherwise specified by the user and discontinue any use of the End User Information associated with the given user. After the termination or expiration of this Agreement, Participant will transfer all data to Netscape and destroy all copies as described in Section 12.3.3, other than data required for Participant's internal legal, tax and accounting purposes.


                                      20.

                                   EXHIBIT B


                                 PAYMENT TERMS

1.       PAYMENT: Participant shall pay Netscape the following amounts as the
         Payment:

         1.1 SCHEDULE FOR NET REVENUE SHARING. Except as set forth below in Sections 1.2 and 1.3, revenue generated by the Service shall be split between Participant and Netscape according to the schedule below. Time periods noted below commence with the Launch Date.


-------------------------------------------------------------------------------
  Time Period             Netscape Split                  Participant Split
-------------------------------------------------------------------------------
[     **                        **                               **           ]
-------------------------------------------------------------------------------
[     **                        **                               **           ]
-------------------------------------------------------------------------------
[     **                        **                               **           ]
-------------------------------------------------------------------------------
[     **                        **                               **           ]
-------------------------------------------------------------------------------

DEFINITION OF "NET REVENUE." Net Revenue is defined as total gross revenues, specifically excluding taxes, from the sum of:

               (a) advertising net revenue (gross advertising revenues less reasonable fees and commissions, including but not limited to internal
commissions, [        **       ];

               (b) Sponsorships (gross sponsorship fees less commissions,
including but not limited to internal commissions, [        **       ];

               (c) Premium Services; and

               (d) special one-time offers net revenue (gross promotional revenues less reasonable fees and commissions, including but not limited to
internal commissions, [        **       ];


and in the case of each of (a) - (d) above, less mutually agreed deductions such as bad debt, returns, billing costs and/or cost of sales, provided that
the total combined deductions against such revenue [          **           ].
If it appears that the deductions for the items above [        **          ],
Participant shall consult with Netscape regarding which party should sell to the advertiser or sponsor in question.

         1.2 With respect to revenue from In-Box Direct promotions included in the Service Registration process, the parties will split such revenue
[             **               ], after subtracting mutually agreed deductions
such as bad debt, returns, and/or cost of sales.

         1.3 With respect to Non Affiliated Premium Services, the parties shall negotiate a revenue sharing agreement prior to integrating such service. In addition, Netscape shall reimburse Participant for the reasonable cost of integration relating thereto as set forth under Section 3.1.6(b). The parties agree that if Participant only includes a link in the Service to the Non Affiliated Premium Service, Netscape will not pay any costs or share any revenue with Participant for such Non Affiliated Premium Service. If Participant does perform integration work as defined in Section 3.1.6(b) for a Non Affiliated Premium Service (other than for In Box Direct, for which Netscape shall not pay any integration costs or share revenue), Netscape will reimburse Participant for reasonable integration costs [
             **                           ]. If Participant performs such
integration work and

**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.

                                      21.

performs other substantial services (such as integrated billing) with respect to a Non Affiliated premium Service, Netscape will reimburse Participant for the reasonable costs thereof and the parties will negotiate the revenue-sharing terms on a case-by-case basis.

         1.4 The parties acknowledge that there may be additional revenue opportunities under this Agreement, and the parties will mutually agree to the revenue split on a case by case basis.

2. TIMING OF PAYMENT. Within [ ** ] after the end of each Netscape fiscal quarter during the Term of this Agreement, each paying party shall deliver to the receiving party a report describing in detail the calculation of gross revenue actually collected and net revenue actually collected for such fiscal quarter, and shall pay to the receiving party such party's portion of such net revenue actually collected calculated as described above, with no right of set-off. The Netscape fiscal quarter shall be based on a fiscal year ending October 31.

3. POST-TERM PAYMENTS OF BAD DEBT. After termination or expiration of this Agreement, each paying party shall pay to the receiving party all amounts received by the paying party previously charged by the paying party as "bad debt" ("Bad Debt Payments") and deducted from gross revenue under Section 1 above to the extent such deducted amounts have not already been paid to the receiving party. Within 30 days of the receipt of any Bad Debt Payment, the paying party shall deliver such payment to the receiving party. This Section shall survive expiration or termination of this Agreement.

4. CURRENCY AND TAXES. All amounts payable hereunder are denominated in U.S. Dollars, and all amounts payable hereunder shall be remitted in U.S. Dollars. Any portion of any payment due which has not been paid during the applicable time set forth herein shall bear interest at the lesser of (i) 1% per month or (ii) the maximum rate allowed by law. All payments due hereunder are exclusive of any applicable taxes. The collecting party shall be responsible for all applicable national, state and local taxes, value added or sales taxes, exchange, interest, banking, collection and other charges and levies and assessments pertaining to payments other than U.S. taxes based on Netscape's net income. If the collecting party is required by law to make any deduction or to withhold from any sum payable to the other party hereunder, the collecting party shall effect such deduction or withholding, remit such amounts to the appropriate taxing authorities and promptly furnish the other party with tax receipts evidencing the payments of such amounts. For every dollar for revenue sharing under this Agreement, "collecting party" means the first of Netscape or Participant to collect such dollar. This Exhibit shall survive termination or expiration of this Agreement.

**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.

                                      22.

                                   EXHIBIT C


        SEE ATTACHED MUTUAL CONFIDENTIAL DISCLOSURE AGREEMENT EFFECTIVE
                                DECEMBER 3, 1997



                                      23.

                    MUTUAL CONFIDENTIAL DISCLOSURE AGREEMENT

This Mutual Confidential Disclosure Agreement ("Agreement") is entered into between Netscape Communications Corporation ("Netscape") and USA.Net ("Company"), and is effective as of the date of execution by Netscape ("Effective Date"). Each party (the "Receiving Party") understands that the other party (the "Disclosing Party") may disclose certain Confidential Information (as defined in Section 1 below) under this Agreement. Netscape and Company agree as follows:

1. DEFINITION. "Confidential Information" shall mean (i) all information disclosed in tangible form by the Disclosing Party and marked "confidential" or "proprietary", and (ii) all information disclosed orally or otherwise in intangible form by the Disclosing Party and designated as confidential or proprietary at the time of disclosure. Confidential Information may include, without limitation, computer programs, code, algorithms, names and expertise of employees and consultants, know-how, formulas, processes, ideas, inventions (whether patentable or not), schematics and other technical, business, financial and product development plans, forecasts, strategies and information.

2. PURPOSE. The Receiving Party shall use the Confidential Information only for the following purposes:

         a) To evaluate whether to enter into a contemplated business transaction; and

         b) if Netscape and Company enter into such contemplated business transaction, to fulfill each party's commitments under the agreement for such business transaction.

3. CONFIDENTIALITY OBLIGATION. The Receiving Party agrees to protect the Confidential Information by using the same degree of care, but not less than a reasonable degree of care, to prevent the unauthorized use, dissemination or publication of the Confidential Information as the Receiving Party uses to protect its own confidential or proprietary information of a like nature. The Receiving Party shall limit the use of and access to the Disclosing Party's Confidential Information to the Receiving Party's employees or independent contractors who need to know such Confidential Information for the purposes set forth in Section 2 above and who have entered into binding obligations of confidentiality substantially similar to the obligations set forth herein.

4. TERM. The Receiving Party's obligations to protect Confidential Information hereunder shall expire 3 years from the date of each such disclosure of Confidential Information, except when such Confidential Information disclosed by the Disclosing Party is source code, in which case the Receiving Party's obligations to protect such Confidential Information shall be perpetual.

5. EXCLUSIONS. Confidential Information as defined in Section 1 above shall not include Confidential Information that: (i) is or becomes a matter of public knowledge through no fault of the Receiving Party; or
         (ii) was in the Receiving Party's possession or known by it prior to receipt from the Disclosing Party; or (iii) was rightfully disclosed to the Receiving Party by another person


                                     24.

         without restriction; or (iv) is independently developed by the Receiving Party without access to such Confidential Information. The Receiving Party may disclose Confidential Information pursuant to any statutory or regulatory authority or court order, provided the Disclosing Party is given prompt written notice of such requirement and the scope of such disclosure is limited to the extent possible.

6. INDEPENDENT DEVELOPMENT. The terms of confidentiality under this Agreement shall not be construed to limit either party's right to independently develop or acquire products without use of the other party's Confidential Information. Further, Confidential Information as defined in Section 1 above shall not include the Residuals resulting from access to such Confidential Information. The term "Residuals" means information in intangible form which may be retained in the unaided memories of Receiving Party's employees or independent contractors who have had access to the information. An employee's or contractor's memory will be considered to be unaided if the employee has not intentionally memorized the Confidential Information for the purpose of retaining and subsequently using or disclosing it. Neither party shall have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of Residuals. However, the foregoing shall not be deemed to grant to either party a license under the other party's copyrights or patents.

7. RETURN OF CONFIDENTIAL INFORMATION. Upon written request by the Disclosing Party at any time, the Receiving Party shall: (i) turn over to the Disclosing Party all Confidential Information of the Disclosing Party, all documents or media containing the Confidential Information, and any and all copies or extracts thereof, or (ii) destroy the Confidential Information, and any and all copies or extracts thereof, and provide the Disclosing Party with written certification of such destruction signed by an authorized representative of the Receiving Party.

8. EQUITABLE RELIEF. The Receiving Party acknowledges and agrees that due to the unique nature of the Disclosing Party's Confidential Information, there may be no adequate remedy at law for any breach of its obligations. The Receiving Party further acknowledges that any such breach may allow the Receiving Party or third parties to unfairly compete with the Disclosing Party resulting in irreparable harm to the Disclosing Party and, therefore, that upon any such breach or any threat thereof, the Disclosing Party shall be entitled to seek appropriate equitable relief in addition to whatever remedies it may have at law. The Receiving Party will notify the Disclosing Party in writing immediately upon the occurrence of any such unauthorized release or other breach.

9. INTELLECTUAL PROPERTY RIGHTS. Neither party acquires any intellectual property rights or any other rights under this Agreement or through any disclosure hereunder, except the limited right to use the Confidential Information in accordance with this Agreement.

10. WARRANTY. The Confidential Information disclosed under this Agreement is delivered "AS IS," and all representations or warranties, whether express or implied, including warranties or conditions for fitness for a particular purpose, merchantability, title and noninfringement, are hereby disclaimed.

11. NETSCAPE SUBSIDIARIES. Netscape's wholly owned subsidiaries, by signing this Agreement on behalf of Netscape and returning a fully executed original or copy to the Netscape Legal Department, shall be entitled to disclose Netscape's Confidential Information and receive Company's Confidential Information on behalf of Netscape under this Agreement, provided such subsidiaries comply with the terms and conditions of this Agreement and further provided such disclosures or receipt of Confidential Information are governed by the terms and conditions of this Agreement.



                                     25.

12. GENERAL. This Agreement supersedes all prior discussions and writings with respect to the subject matter hereof, and constitutes the entire agreement between the parties with respect to the subject matter hereof. No waiver or modification of this Agreement will be binding upon either party unless made in writing and signed by a duly authorized representative of each party and no failure or delay in enforcing any right will be deemed a waiver. The parties understand that nothing herein requires either party to proceed with any proposed transaction or relationship in connection with which Confidential Information may be disclosed. In the event that any of the provisions of this Agreement shall be held by a court or other tribunal of competent jurisdiction to be unenforceable, the remaining portions hereof shall remain in full force and effect. This Agreement shall be governed by the laws of the State of California without regard to conflicts of laws provisions thereof and each party submits to the jurisdiction and venue of any California State or federal court generally serving the Santa Clara county area with respect to the subject matter of this Agreement. The headings to the Sections of this Agreement are included merely for reference and shall not affect the meaning of the language included therein. This Agreement is written in the English language only, which language shall be controlling in all respects. Les parties aux presentes confirment leur volonte que cette convention de meme que tous les documents y compris tout avis qui s'y rattache, soient rediges en langue anglaise (translation: "The parties confirm that this Agreement and all related documentation is and will be in the English language.") .

NETSCAPE COMMUNICATIONS                    COMPANY
CORPORATION

By:  /s/  Ken Rutsky                       By:  /s/  David J. Fuino, Jr.
   -------------------------------            ---------------------------------
         Signature                                  Signature

Name:  Ken Rutsky                          Name:  David J. Fuino, Jr.
      ----------------------------              -------------------------------
         Print or Type                              Print or Type

Title:  Grp Prgm Mgr                       Title:  VP, Business Development
      ----------------------------               ------------------------------

Date:  12/3/97                             Date:  12/3/97


Address:                                   Address:
501 East Middlefield Road                  102 S. Tejon, Suite 220
Mountain View, CA  94043                   Colorado Springs, CO  80903




                                     26.

                                   EXHIBIT D


                     PREMIUM SERVICES AND ADVANCED FEATURES


Phase 1 (April 30, 1998 Launch Date) will consist of the Basic Features with selected Advanced Features and Premium Services as described under Phase 1 below and integration from a content perspective into Netcenter indexes, home page of Netscape's Web Site, and registration.


Phase 2 (not later than [ ** ] will expand the Advanced Features as well as Premium Services, implement a more integrated solution for the user name/password issue, and integrate a highlights section of In-Box Direct into the sign up process for the Service.


Phase 3 (not later than [ ** ] will continue to expand the Advanced Features as well as Premium Services, completely resolve the site access/user validation user name/password issue, and integrate the Service more thoroughly into other Netcenter services.


Both parties acknowledge that the above dates may change due to Universal Registration integration issues. Advanced Features/Premium Services are still expected to be available per the dates currently reflected for each phase. Consequently, if the phase dates are delayed, it is expected that the Advanced Features/Premium Services would be revised accordingly by mutual agreement. Notwithstanding the foregoing, the Launch Date shall not be more than [ ** ] beyond April 30, 1998. If the event the Launch Date fails to occur during said [ ** ] period and such failure is not as a result of Section 12.4 of the Agreement, either party shall have the right to terminate this Agreement immediately with no obligation to either party.


[






















                                       **






















                                                                               ]

**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.

                                     27.

[























                                       **






















                                                                               ]


**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.

                                     28.

[





















                                       **






















                                                                               ]


**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.

                                     29.

[





















                                       **






















                                                                               ]


**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.


                                     30.

[





















                                       **






















                                                                               ]


**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.


                                     31.

                                     [ ** ]



**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.




                                      32.

                                   EXHIBIT E


                             BEST-OF-BREED SERVICE


                                     [ ** ]



**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.



                                      33.

                                      [**]

                                    EXHIBIT F
                         NETSCAPE ADVERTISING GUIDELINES

Subject to the other terms and conditions of the Agreement, Participant shall not publish any advertisements or other promotional text and/or graphics containing content that may be unlawful, inappropriate or otherwise harmful to Netscape, including but not limited to any advertisement of third party products and/or services directly competitive with Netscape's software products and online services or any advertising by mutually agreed competitors. Inappropriate content shall also include but not be limited to content pertaining to tobacco, alcohol, gambling, pornography and other adult content.

Netscape has the right to refuse to publish, or direct Participant to refuse to publish, any advertisement which Netscape deems inappropriate for any reason at any time (no ads for competitive products).

Netscape has the right to request that any advertisement or other promotional text and/or graphic be removed from the Service if it is deemed by Netscape to be inappropriate. Participant will use commercially reasonable efforts to remove the inappropriate content within a 24 hour period.

Netscape reserves the right to change the Netscape Advertising Guidelines from time to time provided that notice is given to the Participant within a time period to be mutually agreed by Netscape and the Participant.



**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.



                                      34.

                                     [ ** ]


**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.



                                      35.

                                      [**]





**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.






                                      36.

                                    EXHIBIT G

                      SEE ATTACHED IN BOX DIRECT AGREEMENT



                                       1.

            NETSCAPE IN-BOX DIRECT PROGRAM GUIDELINES AND APPLICATION

YOU MUST SUBMIT AN APPLICATION AND COMPLY WITH THE FOLLOWING GUIDELINES TO BE ELIGIBLE TO BECOME A PARTICIPANT IN NETSCAPE'S IN-BOX DIRECT PROGRAM. NETSCAPE WILL NOTIFY YOU OF NETSCAPE'S ACCEPTANCE OF YOUR APPLICATION.

                                   GUIDELINES

I. PROGRAM INPUTS

You will send the In-Box Direct (IBD) program manager an email and hard copy of all inputs listed below by the push deadline as communicated by the In-Box Direct program manager. To avoid delay, at the time you submit the inputs, you should have already tested the inputs to ensure that they have been completed to the listed specifications. If you are currently participating in the IBD program, you need to ensure you revise your offerings to comply with the Program Guidelines as outlined below.

A. NAME OF THE SERVICE

1. The title of the service that you would like to have listed on the IBD page.

B. DESCRIPTION OF THE SERVICE

1. A 30-40 word description to be listed on the IBD page. This description is subject to Netscape's review, and may be edited by Netscape before posting on the IBD page.

2. The description must differentiate your service from the service of others listed on the IBD page.

3. The description must indicate the frequency of the mailings, e.g., daily, weekly, etc.

4. The description must indicate the languages in which the service is available.

C. DEDICATED EMAIL ADDRESS

1. You must provide a dedicated email address to which subscriber datafeeds can be emailed by Netscape on a daily basis. (Only datafeeds from Netscape can arrive at this address).

2. Your system must be able to receive and process data sent from Netscape once a day, 7 days a week, between 12 a.m. to 4 a.m. PST

D. EXAMPLE MAILING

1. At an early stage of development of the example mailing, you must review the content and layout of the example mailing with the program manager. The program manager must give final approval of the example mailing before it can be included in the push.

2. Two weeks prior to the push deadline, established by the IBD Program Manager, you must send the IBD program manager a URL which links to an example mailing. In addition, you must send the program manager an example mailing served off of your server as if the program manager had signed up for the service by the push deadline.




                                       1.

3. All mailings must be in HTML; however, the following text must appear in the header so that an ASCII user who subscribed can view the mailing.

         HTML within open and close angle brackets
         <!-
         *******************************************************************
         > Welcome to (your title here), a free service of ( your company,
         > publication or service name here). If you can read this message,
         > but the rest of the email contains strange characters, your email
         > program is not capable of reading HTML mail. Use your browser to read > the complete (your newsletter or publication) online at http://(your > address here - full URL). However, if you would like to view this newsletter
         > in HTML, you can upgrade to Netscape Navigator version 3.0 or
           Netscape
         > Communicator version 4.0, both of which can be downloaded from
         > http://home.netscape.com/download/client_download.html?communicator
           4.03
         *******************************************************************
         -->

4. All mailings must provide two forms of unsubscribe functionality: 1) direct from the mailing and 2) a link back to In-Box Direct with instructions on how to unsubscribe. SEE SECTION II.C. for more information.

5. All mailings must include the current IBD branding GIF per Netscape's specifications.

6. You must place the following tag line at the bottom of each mailing to In-Box Direct subscribers: "This mailing is best viewed through Netscape Communicator".

E. WELCOME AND/OR REGISTRATION LETTER (USED TO CUSTOMIZE THE SERVICE)

1. You must send the program manager a URL for your welcome mailing. In addition, two weeks prior to the push deadline, you must send the program manager a Welcome Letter served off of your server as if the program manager had signed up for the service.

2. You do not need to include a separate Welcome Letter if its actual content will be delivered within forty-eight hours after a user subscribes to the service. Welcome Letters that are not in English need to include, at a minimum, a button in English saying, "UNSUBSCRIBE".

3. All mailings must be in HTML; however, the following text must appear in the header so that an ASCII user who subscribed can unsubscribe

         HTML within open and close angle brackets
           <!-
         *******************************************************************
           > Welcome to (your title here), a free service of (your company, > publication or service name here). If you can read this message, > but the rest of the email contains strange characters, your email > program is not capable of reading HTML mail. Use your browser to read
           > the complete (your newsletter or publication) online at http:/
             /(your
           > address here - full URL). However, if you would like to view this newsletter
           > in HTML, you can upgrade to Netscape Navigator version 3.0 or
             Netscape
           > Communicator version 4.0, both of which can be downloaded from





                                       2.

           > http://home.netscape.com/download/client_download.html?communicator
             4.03
           ******************************************************************
           -->

4. If you offer the option of customizing the service, then the Welcome Letter will also serve as a Registration Letter. The Welcome/Registration letter must give the user the opportunity to select customized features of the service, such as language, frequency of delivery, topics of interest, and authors.

o You must have a default for all customized publications so that a subscriber who fails to take action on the Welcome Letter will at least receive some content from you.

o You may not ask IBD subscribers any questions in your Welcome/Registration Letter which would have already been answered in the IBD registration process and forwarded to you through the Netscape daily datafeeds.

5. All mailings must provide two ways to unsubscribe: 1) direct from the mailing; and 2) a link back to In-Box Direct with instructions on how to unsubscribe. SEE SECTION II.C. for more information.

6. All mailings must include the current IBD branding GIF per Netscape's specifications as well as the Netscape Now button.

7. You must place the following tag line at the bottom of each mailing to In-Box Direct subscribers: "This mailing is best viewed through Netscape Communicator".

F. GOODBYE/UNSUBSCRIBE MESSAGE

1. You must send the program manager a URL for your Goodbye/Unsubscribe mailing by the push deadline.

2. The Goodbye/Unsubscribe Message serves as a confirmation to end users that their cancellation requests have been received and processed. The
Goodbye/Unsubscribe Message must be written in HTML, but have a section in ASCII.

3. Non-English services must include an unsubscribe confirmation in both English as well as the language of origin.

4. You must send the Goodbye/Unsubscribe Message to all IBD users who unsubscribe from your service. This includes users who unsubscribe direct from the mailing, users who unsubscribe through In-Box Direct, and users who unsubscribe by sending a special request to IBD feedback (handled by IBD customer service).

5. You must send Goodbye/Unsubscribe Message within twenty-four hours of receiving notification from the subscriber or Netscape.

6. It is recommended, although not required, that you include an exit survey as part of your unsubscribe process or goodbye message. This will enable you to better understand retention issues and revise your service accordingly. Examples of unsubscribe surveys are available on request from the program manager.




                                       3.

G. SAMPLE PAGE

1. You must send the sample page URL to the program manager by the push deadline. After the push is executed, all sample pages will be hosted by Netscape on the Netscape site.

2. It is your responsibility to test thoroughly the sample pages and to verify compliance with all sample page specifications. You understand that inability to meet sample page specifications by the push deadline, may result in a delay of at least one month in the commencement of program participation.

o The Sample Page Checker tool at the following URL will assist you in meeting these specifications:
HTTP://HOME.NETSCAPE.COM/ESCAPES/IBD/SAMPLE_CHECK.HTML

o Sample pages must be tested on Win95, Windows 3.1, Macintosh, and UNIX. Note that some sample pages that appear fine on a Macintosh will bleed out of the box when viewed with Windows 95.

3. The sample page can be no more than three pages. It is suggested that you use one page to explain the features and benefits of the service and one page to show the users an example of an actual mailing.

4. The sample page must be sized to fit within 640 x 400 pixels. You must test the size of the sample on a PC WINDOWS 95 system. The Sample Page Checker URL will enable you to test the size and verify compliance with the required dimensions.

5. If multiple pages (maximum 3) are used, all pages must be linked together. "MORE" and "BACK" links must be implemented. "Back" links ("Back" to the previous sample page) must be included on all pages, except the first page.

6. A "Return to In-Box Direct" button must be located in the upper right region of each page. The preferred layout can be seen at The Sample Page Example which can be accessed from the IN-BOX DIRECT SAMPLE PAGE GUIDELINES page at HTTP://HOME.NETSCAPE.COM/ESCAPES/IBD/GUIDELINES.HTML.

7. On all pages, clicking on either the "Return to In-Box Direct" words or the In-Box Direct GIF, must close the sample page window and bring the user back to the In-Box Direct site.

o NOTE: This sample page window operation requires specific JavaScript. The return button GIF and JavaScript are provided by Netscape. Refer to The Sample Page Template (HTTP://HOME.NETSCAPE.COM/ESCAPES/IBD/SOURCE.TXT) which provides the necessary HTML, GIF, and JavaScript.

8. The sample page may not contain any of the following: outside links, menu bar, button bar, location entry field, scroll bars, or a resize handle.

9. Sample page must not exceed 25 kilobytes (this includes the HTML file and all images).

10.  Link color must change from blue to red after execution.

II. SERVICE STANDARDS/ONGOING PROVIDER RESPONSIBILITIES

You will make every reasonable effort to work with Netscape to provide the highest quality service and experience for the end user.



                                       4.

A. HTML MAIL REQUIREMENTS

1. You are responsible for creating and producing a free HTML publication as approved by the IBD Program Manager, and mailing all content directly to the subscriber on a regular basis.

2. You must comply to the frequency standards you have established for yourself and communicated to the subscriber in the description of the service, e.g., if listed as a daily service in In-Box Direct, mailings must be sent out to subscribers daily.

3. You must contact the subscribers within forty-eight hours of receiving subscription information with either a Welcome Letter or an actual mailing.

4. You must contact the subscribers within twenty-four hours of receiving an unsubscribe request with a written confirmation of the unsubscribe,

5. You must follow the instructions immediately below to insure that the mail is properly displayed by Netscape Messenger or any other mail clients that read HTML format mail.

o Include CONTENT-TYPE: TEXT/HTML as the header (first line) of the content to be delivered. The header must be followed by one blank line.

6. To facilitate user filtering, the subject (header) field of each IBD email sent by you must begin with a designated prefix (IBD). For example: IBD- People Daily November 13.

This will enable IBD users to filter for IBD mail and to store such mail in a separate email folder, thereby reducing the tendency to unsubscribe.

7.   All IBD mailings must contain the following components:

o    Unsubscribe functionality as defined in the Unsubscribe section in Section
II.c.

o    IBD/ Netscape branding as defined in the branding section in Section III.

o    IBD indicator in subject field as described above.

8. You must make every reasonable effort to facilitate the collection of user feedback relative to your service. A hot button or an email address such as, feedback@CP.com, must be included on all IBD mailings. Note: Customer feedback must only be collected if you have the resources to support it.

B. DATABASE / LIST SERVER REQUIREMENTS

1. You are responsible for setting up and managing your own subscriber database and mailing list from the data provided by Netscape.

2. Your system must be able to receive and process data sent from Netscape once a day, 7 days a week, between 2:30 a.m. to 6:30 a.m. PST.

o Netscape provides, on a daily basis, a data feed which contains information to CREATE new subscriptions, DELETE unsubscribes and UPDATE (changes to) subscriptions. Your system must be able to recognize status codes (e.g., create, update, delete), and process the record accordingly. Updates must be processed within twenty-four hours of receipt.


                                       5.

o Data is always transmitted on the morning after it is collected. For example, if today is 12/24/97, the daily feed received by 4 a.m. today, is 12/23/97's registration information. Thus, the subject field will read "IBD Registration for 12/23/97".

3. You must structure your subscription fulfillment processes such that duplicate email addresses are automatically caught to prevent subscribers from receiving multiple copies of a mailing. Duplicates in the name field must be allowed, because individuals may have the same name or individuals may choose to subscribe from multiple email addresses, that is, office and personal email addresses.

4. Your list servers must be configured so that subscribers on the list CANNOT send to the list. Only you should be able to 1) send to the list, and 2) view the members of the list.

5. You must also ensure that the reply-to and from fields in the email from the list server point to appropriate email addresses. For example, the reply-to might be directed to an alias for whoever is maintaining the list, so that the maintainer of the list can respond to any queries.

6.   Ideally, the list server should send one email out at a time
(personalized). If not, it must load multiple subscriber names into the BCC field (blind carbon copy), NOT the TO or CC fields.

7. You must build a mechanism to monitor that a daily data feed from Netscape was received. You must notify Netscape immediately if there are any problems with the data feed. (Currently, problems can be sent to scottr@netscape.com with a copy to amyl@netscape.com).

8. You should use a database with send mail capability or a listserve product to distribute your HTML email. See below for a list of products, outsources, and prices to find out more information.

o    Majordomo - (freeware) at http://www.greatcircle.com/majordomo

o    Listserv: http://www.lsoft.com

o    UNIX send mail command

o Email Publishing, Inc. is an email broadcasting outsourcing service which has assisted several IBD providers in the past. Email Publishing can set up and manage the database, develop the sample page, and even create templates for ongoing HTML mailings. If interested, contact Andrew Currie, at (303) 440-7550 or currie@emailpub.com. For a special rate, you must identify yourself as an In-Box Direct participant.

o The names of several Internet service providers that manage mailing lists are posted at http://www.catalog.com/vivian/mailing-list-providers.html

C. "UNSUBSCRIBE" REQUIREMENTS

1. You must support three forms of unsubscribe functionality in every outbound mailing including the Welcome Letter, with the exception of the unsubscribe confirmation notice. The first two options must be clearly visible in the HTML content and communicated to the end user. The last of these options must only be visible to ASCII users and not HTML readers.

o Option 1: Unsubscribe functionality from the outbound mailing directly to the you.


                                       6.

o Option 2: A link to In-Box Direct along with an explanation of how the user can unsubscribe by unchecking the box next to the service offering on the selections page in In-Box Direct. (Note that this link must be separate from the IBD branding link.)

o Option 3: Instructions for ASCII users regarding how to unsubscribe if they have signed up for this mailing in error. The instruction message must be placed after the /Body with open and close angle brackets and prior to close /HTML with open and close angle brackets.

2. You must act on the Unsubscribe information received from the IBD data feed, IBD customer service, or directly from your site, by discontinuing the service to the subscriber, within twenty-four hours of receipt of such request.

3. Below is the wording that must appear at the bottom of each outbound mailing:

/Body within open and close angle brackets
<!--
*******************************************************************************
If you've received this message in error or wish to cancel your subscription to this service, you can either return to Netscape's In-Box Direct page and `uncheck' the box next to <your service name> or you can <insert process for unsubscribing directly with the content provider> . A cancellation confirmation notice will follow.
*******************************************************************************
-->
HTML within open and close angle brackets.

4. You must ask the users to provide their IBD email addresses in option 1. The correct IBD email address is not always apparent since many users have multiple addresses, forwarding, company extensions, etc. If you attempt to use an incorrect email address, the user's request will not be completed and user satisfaction will suffer.

5. Subscribers must not be required to remember a special username and a password in order to cancel their subscription. User email address or actual name should suffice.

6. You must send a Goodbye/Unsubscribe Message to all IBD users who unsubscribe from your service. This Goodbye/Unsubscribe Message must be sent to users who unsubscribe directly from the mailing, users who unsubscribe through In-Box Direct, and users who unsubscribe by sending a special request to IBD feedback (handled by IBD customer service).

7. You must send this Goodbye/Unsubscribe Message, within twenty-four hours of receiving notification from the subscriber or Netscape.

8. You will make reasonable efforts to work with Netscape to improve continually the unsubscribe process/functionality. You must promptly comply with any new unsubscribe methodology developed by Netscape.

D. PAID SUBSCRIPTION REQUIREMENTS

1. If you wish to offer subscribers a more in-depth paid service related to the same content as your free service, you may do so provided that you extend the offer in the regular free mailing, and you make it clear that the subscriber can continue to receive the free mailing. You must also continue to provide content which complies with the Participation Guidelines and has been approved by the IBD Program Manager to subscribers at no charge.




                                       7.

2. You cannot ask for credit card information up front or solicit your paid service by telephone or email unless requested by subscriber.

III. BRANDING AND PROMOTIONS

You understand that the list below represents the minimum marketing requirements with which you must comply. You will make every reasonable effort to work with Netscape to carryout marketing efforts beyond those listed below to develop and implement programs which promote your service as well as the In-Box Direct program as a whole.

1. You will display the Netscape Now and IBD logos (with a link to Netscape's Home page and IBD page) on your home pages. If the Internet Explorer logo is displayed in your content, the Netscape logo must be displayed with at least equal prominence. The logos must be in place the day your content is pushed to the IBD site.

o    The IBD logo can be obtained from:
HTTP://HOME.NETSCAPE.COM/ESCAPES/IBD/IMAGES/IBD_LOGO.GIF

o    The IBD logo must link to HTTP://FORM.NETSCAPE.COM/IBD/CGI-BIN/IBD-X.CGI

o The Netscape Now logo can be obtained from the home page of the country that is most relevant to you. The Netscape Now logo must link to the Netscape home page of the country that is most relevant to you.

2. You must display the IBD Logo (with a link to Netscape's Home page and IBD page) on every outbound mailing to In-Box Direct subscribers. In the event that the IBD logo is updated, you must substitute the new GIF within thirty days of notification. The IBD Program Manager shall receive a sample of your outbound mailings containing the IBD and Netscape Now logos. The IBD Program Manager should receive such sample either prior to or at the same time that the mailing is sent to IBD subscribers.

o Until the new IBD logo is developed, you must display the mailbox GIF with the words "To subscribe to other quality publications like this, please go to Netscape's In-Box Direct page" (with a link to In-Box Direct -
HTTP://FORM.NETSCAPE.COM/IBD/CGI-BIN/IBD-X.CGI).

o    You must not alter the GIF or text as provided by Netscape.

3. You must place the following tag line at the bottom of each mailing to In-Box Direct subscribers: "This mailing is best viewed through Netscape Communicator".

4. You must send a mailing to your current user-base (or include a feature in a current mailing) advising your subscribers of your participation in In-Box Direct and encouraging such subscribers to visit the In-Box Direct website. This must be done within one month of your signing this agreement. IBD Program Manager must receive and approve a copy of promotional mailing sent to your current user base announcing your participation in the In-Box Direct program and encouraging subscribers to visit the IBD web site. This copy must be provided at least one week prior to the day of the mailing.

5. During the duration of this Agreement, on your primary Web site you shall provide a minimum of two days of page impressions per month for a co-branded banner supporting your service as well as In-Box Direct as a whole. The IBD Program Manager must be given a schedule of when the page impressions will be on your site no later than two weeks after signing the agreement. If you do not offer




                                       8.

paid commercial advertising on your site, you must work with the IBD program manager to design and implement a program of equivalent value.

o   Netscape shall provide a template for the banner.

o You can choose to use a non co-branded Netscape In-Box Direct banner if this is preferable.

6. During the duration of your participation in the In-Box Direct program, if you offer the same HTML mailing as offered to In-Box Direct subscribers directly to users on their Web site, you must include a permanent IBD link or include the IBD half banner in a minimum of twelve of those mailings. The IBD Program Manager must be given a schedule of your IBD promotional mailings to your HTML service subscribers not referred by IBD no later than two weeks after signing the agreement.

IV. FEEDBACK

1. You should make reasonable efforts to provide Netscape with ideas for improving the In-Box Direct program including identifying any user/provider issues that come to your attention. Comments should be sent to IBDprovider_feedback@netscape.com

2. You should actively participate in surveys, discussion groups, or ongoing continuing improvement activities pertaining to In-Box Direct.

3. You should share any tips, tools, best practices developed for IBD with Netscape and other IBD participants to improve the usefulness and effectiveness of the In-Box Direct program.

4. You should facilitate the collection of any user feedback relative to your service. A hot button or an email address such as feedback@CP.com should be included on all IBD mailings. Note: Customer feedback should only be collected if you have the resources to support it.

5. Any trends, or issues with the overall IBD program should be forwarded to the IBD Program Manager at IBDprovider_feedback@netscape.com. Please include any proposed solutions as well.

6. You have an obligation to notify Netscape of any changes in your In-Box Direct technical or business contacts as well as company information within five working days of the change. All changes must be sent to IBDprovider_feedback@netscape.com with "New Contact/Company Information" in the headline.




                                       9.

                             NETSCAPE IN-BOX DIRECT
                           PROGRAM TERMS & CONDITIONS
                                  ("AGREEMENT")

Upon acceptance by Netscape, this Agreement and the program guidelines ("Guidelines") for the Netscape In-Box Direct Program ("Program") shall govern your participation in the then-current Program. You understand and agree that Netscape reserves the right to modify terms, conditions, and policies of the Program and Guidelines at any time.

1. You have read and agree to provide a service to be included in the Program which service meets the conditions stated herein and in the Guidelines. You understand that Netscape, in its sole discretion, may determine whether to include, or to continue including you, as a participant in the Program.

2. Netscape may, free of charge, use your company's name, trademarks, logos, description of service, and sample pages in connection with the Program including after termination of the Program in conjunction with end user unsubscribing from the program. If you reasonably object to any use of your intellectual property, you shall notify Netscape, and Netscape will use commercially reasonable efforts to suspend such use as soon as practicable.

3. Information about the In-Box Direct subscribers, including but not limited to name and contact information, provided by Netscape to you at any time ("Subscriber Information") is confidential information, as defined below. Subscriber Information may only be used for the purposes and according to the terms and conditions contained herein, and subject to Netscape's policy with respect to personal data as set forth at http://home.netscape.com/netcenter/privacy.html or such other URL as Netscape may specify from time to time. You specifically agree not to:

a. sell, rent, give away, share or otherwise disclose to any third party any Subscriber Information;

b. send advertisements or other promotional mailings, separate and apart from the content sent pursuant to the In-Box Direct terms and conditions contained herein, to any In-Box Direct subscriber unless explicitly and positively requested by such subscriber and, if requested, only on topic(s) requested by such subscriber;

c. send mailings beyond the scope of the subjects disclosed in your description of service or sample pages at the In-Box Direct site;

d. contact any In-Box Direct subscriber in any manner, other than via electronic mail pursuant to the terms and conditions contained herein, unless explicitly and positively requested by such subscriber; and

e. send to In-Box Direct subscribers, or target or solicit In-Box Direct subscribers with, any mailings containing content that may be harmful to Netscape, including but not limited to any advertisement, link, banner, promotional piece, or endorsement of third party products and/or services directly competitive with Netscape's software products and on-line services or companies which produce any such products and/or services, and any message to the effect that the content sent to subscriber may best be viewed on such third party's product(s). The foregoing prohibitions in this Section 3.e are not intended to restrict in any way: (i) the advertisements contained in any material which subscribers can view by following one link in the mailings sent by you; or (ii) the endorsements made by you of such third party's product(s) which subscribers can view by following two or more links from the mailings sent by you; provided, however, that such advertisements and endorsements are included in content sent to all your subscribers; (iii) editorial reviews of products and services; and (iv) promotions for third party




                                      10.

products and/or services which are not competitive with Netscape's software products and on-line services.

4. You acknowledge that Netscape is not currently charging you a fee to participate in the In-Box Direct program, but that Netscape reserves the right to do so at any time in the future.

5. You understand that your participation in the Program begins on the date Netscape notifies you of your acceptance into the program and continues for a period of one (1) year unless earlier discontinued or terminated as specified below, and is automatically renewed for a period of one (1) year unless either party provides the other party with thirty (30) days prior written notice. Without limiting the foregoing, you understand that either you or Netscape may terminate your participation in the Program for convenience at any time upon thirty (30) days prior written notice. In the event of breach, the non-breaching party may terminate its participation upon one (1) week prior written notice to the breaching party, unless the breaching party has remedied all breaches within such week. Upon termination of your participation in the In-Box Direct program by you or Netscape for any reason, you may continue using the Subscriber Information, provided that you:

a. comply with the terms and conditions of Sections 3, 7, 8, 9 and 10 herein for a period of five (5) years following such termination,

b. continue offering subscribers the ability to unsubscribe according to the requirements outlined in the Program Guidelines and responding promptly to cancellation requests made by subscribers directly to you, or to Netscape and forwarded to you by Netscape, and

c. either destroy and/or return to Netscape within five (5) days any and all Netscape Confidential Information, excluding any Subscriber Information, in your possession or control.

6. You acknowledge that Netscape has the right to change the format, guidelines, and terms and conditions of participation in the Program or to discontinue the Program at any time by notifying you by electronic mail of such changes at least thirty (30) days before such changes become effective. You understand that you have thirty (30) days to notify Netscape in writing of your acceptance or rejection of such modifications and your intent to continue participating in the program under the new format, guidelines or terms and conditions. If Netscape receives no written response within such thirty (30) days, you acknowledge that you will be deemed to have accepted the new format, guidelines and/or terms and conditions of participation and must comply with the same.

7. You understand that you are solely responsible for any legal liability arising out of the material sent by you to the Netscape In-Box Direct subscribers. You represent and warrant that you hold, and will continue to hold, the necessary rights to permit the use of the material submitted by you for receipt by the In-Box Direct subscribers and that the permitted use, display, performance, reproduction, distribution, publication, or transmission of the material will not violate any criminal laws, any rights of any third parties or any local, state, national or international laws. You agree to indemnify and hold harmless Netscape from any and all liability, loss, damages, claims, or causes of action, including reasonable legal fees and expenses that may be incurred by Netscape, arising out of or relating to the mailings sent by you or your breach of any of the foregoing representations and warranties.

8. "Netscape Confidential Information" means any and all Subscriber Information, the financial arrangements described in Section 4 above, any and all disclosures marked by Netscape as "CONFIDENTIAL" or "PROPRIETARY" or which you know or should have reason to know are confidential or proprietary, and the terms and conditions contained herein. You agree to: (a) maintain the confidentiality and secrecy of the Netscape Confidential Information, and to cause your employees and



                                      11.

agents to maintain the confidentiality and secrecy of such Netscape Confidential Information; and (b) disclose such Netscape Confidential Information only to your employees and agents with a need to know for the purposes herein and who are bound by written agreement to keep such information confidential. You acknowledge that the unauthorized disclosure or use of Netscape Confidential Information will cause irreparable harm and significant injury to Netscape that may be difficult to ascertain. Accordingly, you agree that Netscape will have the right to seek immediate injunctive relief in addition to any other rights and remedies Netscape may have.

9. WARRANTY. ANY AND ALL INFORMATION AND SERVICE PROVIDED BY EITHER PARTY UNDER THESE TERMS AND CONDITIONS, INCLUDING THE SUBSCRIBER INFORMATION AND NETSCAPE CONFIDENTIAL INFORMATION, IS PROVIDED "AS IS" AND WITHOUT WARRANTY OF ANY KIND INCLUDING MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

10. OTHER TERMS AND CONDITIONS. (a) IN NO EVENT SHALL NETSCAPE BE LIABLE FOR DIRECT, INCIDENTAL, CONSEQUENTIAL, INDIRECT, OR SPECIAL DAMAGES OF ANY NATURE, INCLUDING, WITHOUT LIMITATION, LOST BUSINESS PROFITS UNDER THIS AGREEMENT. (b) This Agreement shall be governed by the laws of the State of California, USA, without reference to its conflicts of law provisions. (c) Unless otherwise agreed in writing, all disputes relating to this Agreement (excepting any dispute relating to intellectual property rights) shall be subject to final and binding arbitration in Santa Clara County, California, under the auspices of JAMS/EndDispute, with the losing party paying all costs of arbitration. The arbitration proceedings and all pleadings and written evidence shall be in English. Any materials originally in another language shall be submitted with an English translation. The parties waive any right to appeal under the law of the forum of the arbitration. (d) This Agreement together with the then-current Program Guidelines is the entire agreement between you and Netscape relating to the Program. Any different or additional terms and conditions in any other document are hereby expressly rejected by Netscape and shall have no force or effect. (e) The parties hereto confirm that this Agreement and all related documents shall be in English. (French translation: Les parties aux presentes confirment leur volonte que cette convention de meme que tous les documents y compris tout avis qui s'y rattache, soient rediges en langue anglaise.) (f) Sections 3, 7, 8, 9 and 10 shall survive beyond your participation in the Program.

Do you agree to the Program Terms and Conditions?

(  )    I have read and agree to the Program Terms and Conditions.

(  )    I DO NOT agree to the Program Terms and Conditions.

Name:
     ---------------------------------------------
On behalf of (Company Name):
                            ----------------------
submit application                          clear application




                                      12.

                                ADDENDUM NO. 1 TO
                          NETCENTER SERVICES AGREEMENT

                                   NO: 004241


This Addendum No. 1 (the "Addendum") is entered into by and between Netscape Communications Corporation, a Delaware corporation, with principal offices at 501 E. Middlefield Road, Mountain View, California 94043 ("Netscape"), and USA.NET, Inc., a Delaware corporation located at 1155 Kelly Johnson Boulevard, Suite 400, Colorado Springs, CO 80920 ("Participant") and is effective as of the date of execution by Netscape ("Effective Date").

WHEREAS, the parties have entered into the Netcenter Services Agreement effective April 17, 1998 (the "Agreement"); and

WHEREAS, the parties desire to implement a similar Service on certain of Netscape's international websites by supplementing and modifying the provisions of the Agreement for purposes of this Addendum.

NOW, THEREFORE, the parties, in consideration of the terms and conditions herein, agree as follows:

1. Description of Service. The Description of Service, for purposes of this Addendum, shall include both the Basic Features and Advanced Features, as well as the following list of Premium Services: forward to e-mail, extra storage, tagline suppression, virus scanning, email language translation, greeting cards, POP3, IMAP4 server and ad suppression. Additional Premium Services may be added by mutual written agreement of the parties.

2. Territory. For purposes of this Addendum, the Territory shall be the world, excluding North America and Latin America (which are covered in the Agreement). Netscape shall notify Participant at least 90 days prior to the scheduled launch of a localized version of Netcenter in a new market in the Territory. Participant may choose not to provide the Service for any markets in the world for which Netscape develops a localized version of Netcenter by notifying Netscape within 10 calendar days of receipt of such notice from Netscape. In the event that Participant fails to respond or chooses not to provide the Service for such new market, then Netscape may enter into a separate agreement with a third party provider to provide the Service in such new market. Participant hereby agrees that it will launch the Service in [
                                        **

                      ]

3. Local Languages. Local Languages, for purposes of this Addendum, shall include [
                                   **                                     ]

4. Service Period. The Service Period shall be 2 years from the Phase I Launch Date.

5. Launch Schedule. Participant shall provide the Service for launch in the Territory according to the following schedule:

         ------------------------ ----------------------------------------- ---------------------------------------
         PHASE:                   TERRITORIES:                              LAUNCH DATE:
         ------------------------ ----------------------------------------- ---------------------------------------
         Phase I                  [                 **                 ]    [   **   ] from the Effective Date
         ------------------------ ----------------------------------------- ---------------------------------------
         Phase II                 [        **      ]                        [   **   ] from the Effective Date
         ------------------------ ----------------------------------------- ---------------------------------------
         Phase III                [                 **                ]     [   **   ] from the Effective Date
         ------------------------ ----------------------------------------- ---------------------------------------
         Phase IV                 [         **          ]                   [   **   ] from the Effective Date
         ------------------------ ----------------------------------------- ---------------------------------------
         Phase V                  [            **               ]           [   **   ] from the Effective Date
         ------------------------ ----------------------------------------- ---------------------------------------

6. Project Planning Meeting. The parties agree to meet at Netscape's offices in Mt. View, CA, on a mutually agreed upon date in the month of November, 1998, in order to establish project, technology and strategy guidelines for utilization by both Participant and Netscape during the development, deployment, maintenance and support of the Service. A formal written Project Plan ("Project Plan") will be generated by the parties as a result of such planing meeting and the terms thereof shall be deemed part of this Addendum.

         6.1 The parties will specifically address the following 2 issues, among others, at the project planning meeting:

                  (a) Addressing Scheme. The addressing scheme for the Services will be mutually agreed upon by the parties.

                  (b) Registration Scheme. The registration scheme for the Service will be determined by Netscape choosing one of the following options: (i) the Netscape Universal Registration scheme; (ii) the USA.NET standalone


**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.

                           registration; or (iii) a mutually agreed upon registration scheme as may be determined by the parties during the project planning meeting.

7. Netscape's Web Site. For purposes of this Addendum, the URL described in the definition of Netscape Web Site in the Agreement shall be replaced with the URL Netscape.com/xx

8. Localization. Participant will be responsible for the translation and localization of the Service into the Local Languages in the Territory. Participant may engage third parties to actually perform the translation and localization services.

9. Quality and Timing. For purposes of this Addendum, if the Service does not substantially meet expected quality or the Launch Date, Netscape and Participant agree to meet (via conference call or face-to-face) within 3 business days to resolve the issue. Both parties will make best efforts to rectify the situation within 30 days. If the quality or schedule problem is still not resolved within 30 days, Netscape reserves the right to contract with a third party provider of the Service.

10.      Best of Breed.

         10.1 For purposes of this Addendum, the following items shall be in added to the Best-of-Breed Service description in Exhibit E of the Agreement:

                  (a) Feature Releases. All International releases of features and or production releases will lag no longer than 45 days from the US releases unless otherwise agreed to in writing by the parties.

                  (b) Latency. The latency of the Service for each language will be [* *] seconds or less for [* *] of the page views from anywhere within the primary country or countries that such localized Service serves.

         10.2 For purposes of this Addendum, Exhibit E is hereby amended so that Participant shall only be required to provide telephone support to end users if other competitive service providers provide telephone support.

11.      INTENTIONALLY OMITTED

12. Payment. For purposes of this Addendum, the Net Revenue generated by the Service shall be split equally between Participant and Netscape.

13. Net Revenue. For purposes of this Addendum, the Definition of Net Revenue shall be as follows:


**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.

         DEFINITION OF "NET REVENUE." Net Revenue is defined as total gross revenues, specifically excluding taxes, from the sum of:

                                    (a)     advertising and Sponsorships net
         revenue (gross advertising revenues and/or Sponsorship fees less reasonable fees and commissions, including but not limited to internal commissions for buying and/or selling agencies, not to exceed [* *];

                                    (b)     Premium Services; and

                                    (c)     special  one-time offers net revenue
         (gross promotional revenues less reasonable fees and commissions, including but not limited to internal commissions, not to exceed [* *];

         and in the case of each of (a) though (c) above, less mutually agreed deductions such as bad debt, returns, billing costs and/or cost of sales, provided that the total combined deductions against such revenue do not exceed [* *] thereof. If it appears that the deductions for the items above may exceed the [* *] cap, Participant shall consult with Netscape regarding which party should sell to the advertiser or sponsor in question.

14.      Payment Schedule:

       ----------------------------------------------------------------- ----------------- --------------------------
       FEES                                                              PAYMENT           PAYMENT DUE DATE
                                                                         AMOUNT
       ----------------------------------------------------------------- ----------------- --------------------------
       [* *]                                                             [* *]              [* *]
       ----------------------------------------------------------------- ----------------- --------------------------
                                                                         [* *]              [* *]
       ----------------------------------------------------------------- ----------------- --------------------------

       ----------------------------------------------------------------- ----------------- --------------------------
                                                                         [* *]              [* *]
       ----------------------------------------------------------------- ----------------- --------------------------
                                                                         [* *]              [* *]
       ----------------------------------------------------------------- ----------------- --------------------------
                                                                         [* *]              [* *]
       ----------------------------------------------------------------- ----------------- --------------------------
                                                                         [* *]              [* *]
       ----------------------------------------------------------------- ----------------- --------------------------

         The Advance Payments Against Future Net Revenues will be credited against the revenue sharing set forth in paragraph 12 above.

15. Capitalized terms defined in the Agreement shall have the same meaning in this Addendum as in the Agreement. The modifications and additions set forth in this Addendum shall apply only to the Territory defined in the Addendum and do not affect the Territory defined in the Agreement.

**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.

16. Except as explicitly modified in this Addendum, all terms, conditions and provisions of the Agreement shall continue in full force and effect for purposes of this Addendum.

17. In the event of any inconsistency or conflict between the Agreement and this Addendum, the terms, conditions and provisions of this Addendum shall govern and control for purposes of this Addendum only.

18. This Addendum and the Agreement constitute the entire and exclusive agreement between the parties with respect to this subject matter. All previous discussions and agreements with respect to this subject matter are superseded by the Agreement and this Addendum.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their duly authorized representatives, effective as of the Effective Date.

NETSCAPE COMMUNICATIONS               USA.NET, Inc.
CORPORATION

By: /s/ NOREEN BERGIN                 By:  /s/ DANIEL M. WINOKUR
   ------------------------------         --------------------------------
          Signature                                  Signature

Name:  Noreen Bergin                  Name:   Daniel M. Winokur
     ----------------------------          -------------------------------
          Print or Type                             Print or Type


Title:   SVP Finance                  Title: VP, Business Development
      ---------------------------           -------------------------------

Date:   11/2/98                       Date:     October 31, 1998
     ----------------------------           -------------------------------

                               AMENDMENT NO. 1 TO
                          NETCENTER SERVICES AGREEMENT

                                   NO: 004241

This Amendment No. 1 (the "Amendment") is entered into by and between Netscape Communications Corporation, a Delaware corporation, with principal offices at 501 E. Middlefield Road, Mountain View, California 94043 ("Netscape"), and USA.NET, Inc., a Delaware corporation, with offices at 1155 Kelly Johnson Boulevard, Suite 400, Colorado Springs, CO 80920 ("Licensee") and is effective as of the date of execution by Netscape ("Effective Date").

WHEREAS, the parties have entered into a Netcenter Services Agreement effective April 17, 1998 (the "Agreement"); and

WHEREAS, the parties wish to modify and supplement the provisions of such Agreement;

NOW, THEREFORE, the parties, in consideration of the terms and conditions herein, agree as follows:

1. Local Languages. The Local Languages shall be modified such that Spanish shall be changed to Mexican Spanish.

2. Territory. The Territory shall be modified such that Mexico shall be changed to Latin America.

3. Launch Schedule. Participant shall provide the Service for launch in the Territory according to the following schedule:

           --------------------------- ----------------------------------
           TERRITORIES:                LAUNCH DATE:
           --------------------------- ----------------------------------
           [ ** ]                      [  **  ] from the Effective Date
           --------------------------- ----------------------------------
           [    **     ]               [  **  ] from the Effective Date
           --------------------------- ----------------------------------

         In the event that Netscape develops a new Netcenter site that is intended to service any countries in Latin America other than Mexico, then those countries shall be covered for all purposes by Addendum No. 1 to Netcenter Services Agreement between Netscape and Participant of even date herewith.

4. Capitalized terms defined in the Agreement shall have the same meaning in this Amendment as in the Agreement.



**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.

5. Except as explicitly modified, all terms, conditions and provisions of the Agreement shall continue in full force and effect.

6. In the event of any inconsistency or conflict between the Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.

7. This Amendment and the Agreement constitute the entire and exclusive agreement between the parties with respect to this subject matter. All previous discussions and agreements with respect to this subject matter are superseded by the Agreement and this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives, effective as of the Effective Date.

NETSCAPE COMMUNICATIONS                              USA.NET, Inc.
CORPORATION

By: /s/ NOREEN BERGIN                        By: /s/ DANIEL M. WINOKUR
   -------------------------------              -------------------------------
          Signature                                     Signature

Name:   Noreen Bergin                        Name:   Daniel M. Winokur
     -----------------------------                -----------------------------
         Print or Type                                  Print or Type


Title:  SVP Finance                          Title: VP, Business Development
      ----------------------------                 ----------------------------
Date:  11/2/98                               Date:  October 31, 1998
     -----------------------------                -----------------------------

                               AMENDMENT NO. 1 TO
                          NETCENTER SERVICES AGREEMENT
                                 ADDENDUM NO. 1
                                   NO: 004241

This Amendment No. 1 (the "Amendment") is entered into by and between Netscape Communications Corporation, a Delaware corporation, with principal offices at 501 E. Middlefield Road, Mountain View, California 94043 ("Netscape"), and USA.NET, Inc., a Delaware corporation, with offices at 1155 Kelly Johnson Boulevard, Suite 400, Colorado Springs, Colorado 80920 ("Licensee") and is effective as of the date of execution by Netscape ("Effective Date").

WHEREAS, the parties have entered into Addendum No. 1 to the Netcenter Services Agreement effective October 31, 1998 (the "Addendum"); and

WHEREAS, the parties wish to modify and supplement the provisions of such Addendum;

NOW, THEREFORE, the parties, in consideration of the terms and conditions herein, agree as follows:

1. Advance Payments Against Future Net Revenues. Section 14 of the Addendum shall be modified such that the February 1, 1999 payment due date for advanced payments against future Net Revenues is changed to February 1, 2000.

2. Capitalized terms defined in the Addendum shall have the same meaning in this Amendment as in the Addendum.

3. Except as explicitly modified, all terms, conditions and provisions of the Addendum shall continue in full force and effect.

4. In the event of any inconsistency or conflict between the Addendum and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.

5. This Amendment and the Addendum constitute the entire and exclusive agreement between the parties with respect to this subject matter. All previous discussions and agreements with respect to this subject matter are superseded by the Addendum and this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives, effective as of the Effective Date.

NETSCAPE COMMUNICATIONS                              USA.NET, Inc.
CORPORATION

By: /s/ NOREEN G. BERGIN                    By: /s/ DANIEL M. WINOKUR
   ----------------------------------          --------------------------------
           Signature                                    Signature

Name: Noreen G. Bergin                      Name:  Daniel M. Winokur
     --------------------------------            ------------------------------
         Print or Type                                 Print or Type

Title: Senior Vice President, Finance       Title:  VP, Business Development
      -------------------------------             -----------------------------
       & Corporate Controller
      -------------------------------

Date:  November 10, 1998                    Date: November 2, 1998
      -------------------------------            ------------------------------

                               AMENDMENT NO. 2 TO
                          NETCENTER SERVICES AGREEMENT
                                  NO: 004241-3

This Amendment No. 2 (the "Amendment") is entered into by and between Netscape Communications Corporation, a Delaware corporation, with principal offices at 501 E. Middlefield Road, Mountain View, California 94043 ("Netscape"), and USA.NET, Inc., a Delaware corporation, with offices at 1155 Kelly Johnson Boulevard, Suite 400, Colorado Springs, Colorado 80920 ("Licensee") and is effective as of the date of execution by Netscape ("Effective Date").

WHEREAS, the parties have entered into a Netcenter Services Agreement effective April 17, 1998, as amended October 31, 1998 (the "Agreement"); and

WHEREAS, the parties wish to modify and supplement the provisions of such Agreement;

NOW, THEREFORE, the parties, in consideration of the terms and conditions herein, agree as follows:

1.       Service Period. The Service Period for the Territories of [ ** ] and
         [    **     ] shall be [ **  ] from the [ ** ] Launch Date.

2. Capitalized terms defined in the Agreement shall have the same meaning in this Amendment as in the Agreement.

3. Except as explicitly modified, all terms, conditions and provisions of the Agreement shall continue in full force and effect.

4. In the event of any inconsistency or conflict between the Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.

5. This Amendment and the Agreement constitute the entire and exclusive agreement between the parties with respect to this subject matter. All previous discussions and agreements with respect to this subject matter are superseded by the Agreement and this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives, effective as of the Effective Date.

NETSCAPE COMMUNICATIONS                              USA.NET, Inc.
CORPORATION

By: /s/ NOREEN G. BORGIN                    By:  /s/ DANIEL M. WINOKUR
   ---------------------------------           --------------------------------
           Signature                                    Signature

Name:  Noreen G. Borgin                     Name:   Daniel M. Winokur
     -------------------------------             ------------------------------
         Print or Type                                 Print or Type
          Senior Vice President,
          Finance & Corporate
Title:    Controller                         Title:   VP, Business Development
      ------------------------------              -----------------------------
Date:     11/10/98                          Date:  November 2, 1998
      ------------------------------             ------------------------------




**   INDICATES CONFIDENTIAL TREATMENT REQUESTED.